LOAN AGREEMENT

Dated as of November 15, 2011

By and Among

CHASE PARK PLAZA HOTEL, LLC and THE PRIVATE RESIDENCES, LLC,

collectively, as Borrower

And

PFP HOLDING COMPANY II, LLC,

as Lender

i

	4.14	Easements, Utilities and Public Access	33
	4.15	Physical Condition	33
	4.16	Leases	34
	4.17	Fraudulent Transfer	34
	4.18	Ownership of Borrower and Operating Tenant	34
	4.19	Management Agreement	35
	4.20	Hazardous Substances	35
	4.21	Name; Principal Place of Business	35
	4.22	Other Debt	35
	4.23	Operating Lease	36
	4.24	Embargoed Person	36
	4.25	Anti-Money Laundering	36
	4.26	Condominium Documents	36

5.	COVENANTS		37
	5.1	Existence	37
	5.2	Taxes	38
	5.3	Repairs; Maintenance and Compliance; Alterations	38
	5.4	Performance of Other Agreements	39
	5.5	Cooperate in Legal Proceedings	39
	5.6	Further Assurances	39
	5.7	Environmental Matters	40
	5.8	Title to the Property; Liens	42
	5.9	Leases	42
	5.10	Estoppel Statement	44
	5.11	Property Management	44
	5.12	Special Purpose Bankruptcy Remote Entity	45
	5.13	Assumption in Non-Consolidation Opinion	45
	5.14	Change in Business or Operation of Property	45
	5.15	Zoning	45
	5.16	No Joint Assessment	45
	5.17	Principal Place of Business	45
	5.18	Change of Name, Identity or Structure	46
	5.19	Indebtedness	46
	5.20	Licenses	47
	5.21	Compliance with Restrictive Covenants, Etc.	47
	5.22	ERISA	47
	5.23	Prohibited Transfers	48
	5.24	Liens	50
	5.25	Dissolution	50
	5.26	Expenses	50
	5.27	Indemnity	51
	5.28	Embargoed Person	52
	5.29	Anti-Money Laundering	53
	5.30	Condominium Covenants	53
	5.31	Hotel Operation	56

ii

	5.32	Access to Property	57
	5.33	Certain Additional Rights of Lender (VCOC)	57
	5.34	Operating Lease	57

6.	NOTICES AND REPORTING		58
	6.1	Notices	58
	6.2	Borrower Notices and Deliveries	59
	6.3	Financial Reporting	59

7.	INSURANCE; CASUALTY; AND CONDEMNATION		62
	7.1	Insurance	62
	7.2	Casualty	66
	7.3	Condemnation	67
	7.4	Application of Proceeds or Award	68

8.	DEFAULTS		70
	8.1	Events of Default	70
	8.2	Remedies	72

9.	SPECIAL PROVISIONS		73
	9.1	Sale of Note; Secondary Market Transaction; Syndication	73

10.	MISCELLANEOUS		76
	10.1	Exculpation	76
	10.2	Brokers and Financial Advisors	79
	10.3	Retention of Servicer	79
	10.4	Survival	79
	10.5	Lender’s Discretion	80
	10.6	Governing Law	80
	10.7	Modification, Waiver in Writing	81
	10.8	Trial by Jury	82
	10.9	Headings/Exhibits	82
	10.10	Severability	82
	10.11	Preferences	82
	10.12	Certain Waivers	83
	10.13	Remedies of Borrower	83
	10.14	Prior Agreements	83
	10.15	Offsets, Counterclaims and Defenses	83
	10.16	Publicity	83
	10.17	No Usury	84
	10.18	Conflict; Construction of Documents	84
	10.19	No Third Party Beneficiaries	84
	10.20	Yield Maintenance Premium	84
	10.21	Assignment	85
	10.22	Joint and Several	85
	10.23	Set-Off	85

10.24	Counterparts	86

iii

LIST OF SCHEDULES

Schedule 1 -	Index of Other Definitions
Schedule 2 -	Required Repairs
Schedule 3 -	Exceptions to Representations and Warranties
Schedule 4 -	Organization of Borrower and Operating Tenant
Schedule 5 -	Definition of Special Purpose Bankruptcy Remote Entity
Schedule 6 -	Calculation of UNOI
Schedule 7 -	Boards of Directors of Master Condominium Association and
Residential Condominium Association
Schedule 8 -	Borrower-Owned Condominium Units
Schedule 9 -	Approved Form Purchase Contract
Schedule 10 -	Minimum Residential Unit Release Prices
Schedule 11 -	List of Contracts affecting the Property
Schedule 12 -	Operating Lease Rent Schedule
Schedule 13 -	Form of Notice to Tenants

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LOAN AGREEMENT

LOAN AGREEMENT dated as of November 15, 2011 (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) by and among CHASE PARK PLAZA HOTEL, LLC, a Delaware limited liability company, and THE PRIVATE RESIDENCES, LLC, a Delaware limited liability company, (individually or collectively, as the context may require, together with their respective permitted successors and assigns, “Borrower”), and PFP HOLDING COMPANY II, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

1.           DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1         Specific Definitions. The following terms have the meanings set forth below:

1.1.1      Key Terms and Definitions.

Deposit Bank: Wells Fargo Bank, N.A., or such other bank or depository selected by Lender in its discretion.

Exit Fee: with respect to any repayment or prepayment of Principal, an amount equal to one percent (1%) of the amount of Principal being repaid or prepaid; provided, however, that no Exit Fee shall be due in connection with any repayment or prepayment of Principal for which Borrower is required to pay a Yield Maintenance Premium hereunder.

Guarantor: Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation or any other Person that now or hereafter guarantees any of any Borrower’s obligations hereunder or any other Loan Document.

Interest Rate: for any Interest Period, the Spread plus the greater of (a) LIBOR for such Interest Period and (b) 0.75% (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

Manager: CWE Hospitality Services, LLC, a Missouri limited liability company, or any successor, assignee or replacement manager appointed by Borrower (or Operating Tenant) in accordance with Section 5.11.

Principal: the original principal amount of $59,000,000.

Property: the parcel of real property and Improvements thereon owned by Borrower, the hotel portion of which is leased to Operating Tenant and encumbered by the Mortgage; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the Trust Property. The Property is known as The Chase Park Plaza and is located at 212-232 North Kingshighway Boulevard, St. Louis, Missouri 63108.

Spread: 6.75% per annum.

Stated Maturity Date: December 9, 2014, as the same may be extended pursuant to Section 2.8.

Yield Maintenance Date: December 9, 2013; provided that if Lender elects to change the Payment Date set forth herein on the date hereof as provided in the definition of “Payment Date”, for all purposes of this Agreement the Yield Maintenance Date shall be and become the same day of the month and the year set forth above as the day in the month to which Lender elects to change the Payment Date.

Yield Maintenance Premium: with respect to any payment or prepayment of Principal (or acceleration of the Loan) on or before the Yield Maintenance Date (other than pursuant to Section 2.4.2(b) in connection with the sale of a Condominium Unit), the aggregate amount of interest that would have been due to Lender with respect to the amount of Principal being prepaid or repaid, for the period from and after the date of the prepayment to and including the Payment Date occurring in June, 2014, assuming the Loan had not been prepaid, and an Interest Rate equal to the Assumed Interest Rate (hereinafter defined). As used herein, the “Assumed Interest Rate” means a per annum interest rate equal to the sum of (A) the Spread plus (B) the greater of (1) 0.75% per annum and (2) the LIBOR/swap rate with a maturity date closest to the Payment Date occurring in June, 2014 shown in the Wall Street Journal on the date the prepayment is made (the foregoing to be determined conclusively by Lender, absent manifest error).

1.1.2    Additional Terms and Definitions.

Affiliate: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

Approved Capital/FF&E Expenses: the cost of FF&E Expenses and Capital Expenses incurred by Borrower or Operating Tenant, provided that such FF&E expenses or Capital Expenses shall either be (i) included in the Annual Capital Budget that has been approved by Lender for the current calendar month or (ii) approved by Lender (such approval by Lender not to be unreasonably withheld, conditioned or delayed in each instance).

Approved Condominium Purchase Contract shall mean an arms’ length purchase agreement for a Residential Unit which (i) is in the form approved by Lender as of the date hereof and attached hereto as Schedule 9, as such form may be modified with Lender’s consent, (ii) is in compliance with all Legal Requirements, (iii) is executed by one or more third party purchasers not Affiliated with Borrower or Guarantor, and in which neither Borrower, Guarantor nor any Affiliate of Borrower or Guarantor has any direct or indirect beneficial interest, (iv) requires a minimum initial non-refundable earnest money deposit equal to not less than ten percent (10%) of the purchase price within ten (10) days after full contract execution and (v) provides for a purchase price not less than the applicable Minimum Residential Unit Release Price.

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Approved Operating Expenses: during a Cash Management Period, operating expenses incurred by Borrower or Operating Tenant which (i) are included in the Approved Operating Budget for the current calendar month, (ii) are for real estate taxes, insurance premiums, electricity, gas, oil, water, sewer or other utility service to the Property or (iii) have been approved by Lender. Notwithstanding the foregoing, Approved Operating Expenses shall not include fees payable to Behringer Harvard Opportunity Advisors I, LLC under that certain Second Amended and Restated Limited Liability Company Agreement of Chase Park Plaza Hotel, LLC effective as of November 15, 2011.

Available Cash: as of each Payment Date during the continuance of a Cash Management Period, the amount of Rents, if any, remaining in the Deposit Account after the application of all of the payments required under clauses (i) through (v) of Section 3.11(a) hereof.

Business Day: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

Calculation Date: the last day of each calendar quarter during the Term.

Capital Expenses: expenses that are capital in nature or required under GAAP to be capitalized.

Cash Management Period: shall commence if an Event of Default has occurred and is continuing, and shall end if such Event of Default has been cured and for three (3) consecutive months since the commencement of the existing Cash Management Period, no other Event of Default has occurred and is continuing . In addition, a Cash Management Period shall also be deemed to exist at any time when a Required Amortization Period is in effect.

Code: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Common Charges: all common charges, assessments, and any other amounts payable by Borrower pursuant to the terms of the Condominium Documents.

Condominium Associations: collectively, the Residential Condominium Association and the Master Condominium Association.

Condominium Declarations: collectively, the Residential Declaration and the Master Declaration.

Condominium Documents: shall mean, collectively, the Condominium Declarations, all applicable, maps, surveys, articles of incorporation and by-laws and rules and regulations of the Condominium Associations and any and all other documentation related to the proper formation, use, operation, management, governance or sale of the Condominium Property (it being agreed that all of such documents existing as of the date hereof and made available to Lender have been approved in form and substance by Lender), as each of the same may be amended or modified in accordance with the terms of this Agreement.

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Condominium Property: collectively, all portions of the Property owned by Borrower, including the “Hotel Units” (as defined in the Master Declaration), together with the common elements related thereto, and those “Residential Units” (as defined in the Master Declaration) identified on Schedule 8 attached hereto (the “Residential Units”), together with the common elements related thereto.

Condominium Units: all condominium units at the Property created pursuant to the Condominium Documents.

Control: with respect to any Person, either (i) ownership directly or indirectly of forty-nine percent (49%) or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

Debt: the unpaid Principal, all interest accrued and unpaid thereon, all Exit Fees, any Yield Maintenance Premium and all other sums due to Lender in respect of the Loan or under any Loan Document.

Debt Service: with respect to any particular period, the scheduled Principal and interest payments due under the Note in such period.

Debt Yield: as of any date, the ratio (expressed as a percentage) of (i) the UNOI for the twelve (12) month period ending with the most recently completed calendar month to (ii) the unpaid Principal as of such date.

Default: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate: a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate.

ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with each Borrower, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

FF&E Expenses: expenses that are for fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located in or on the Property or the Improvements or used in connection with the use, occupancy, operation and maintenance of all or any part of the hotel located on the Property, other than stocks of food and other supplies held for consumption in normal operation but including, without limitation, appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurant, public rooms, health and recreational facilities, linens, dishware, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; reservation system computer and related equipment; all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; and the Vehicles (as defined in the USALI).

4

GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Gross Sales Proceeds: shall mean as to any Residential Unit, Borrower’s gross proceeds from the sale of such Residential Unit.

Hotel Transactions: collectively, (i) hotel transactions in the ordinary course of the business of any Borrower or Operating Tenant conducted at the hotel located at the Property, including nightly rentals (or licensing) of individual hotel rooms or suites, banquet room use and food and beverage services and (ii) informational or guest services which are terminable on terms customary in the hotel industry, including co-marketing, promotional services and outsourced services.

Interest Period: (i) the period from the date hereof through the first day thereafter that is the eighth (8th) day of a calendar month, and (ii) each period thereafter from the ninth (9th) day of each calendar month through the eighth (8th) day of each calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, in the event Lender shall have elected to change the date on which scheduled payments under the Loan are due, as described in the definition of “Payment Date”, from and after the effective date of such election, each Interest Period shall commence on the day of each month in which occurs such changed Payment Date and end on the day immediately preceding the following Payment Date, as so changed.

Inventory: as defined in the UCC, and including items which would be entered on a balance sheet under the line items for “Inventories” or “china, glassware, silver, linen and uniforms” under USALI.

Leases: all leases (other than the Operating Lease) and other agreements or arrangements heretofore or hereafter entered into providing for the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder. As used herein, the term “Leases” shall not include Hotel Transactions.

5

Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including those regarding fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto) affecting any Borrower, Operating Tenant, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to any Borrower, at any time in force affecting all or part of the Property.

LIBOR: with respect to any Interest Period, the rate per annum which is equal to the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related Determination Date. If such interest rate shall cease to be available from Reuters, LIBOR shall be determined from such financial reporting service as Lender shall reasonably determine and use with respect to its other loan facilities on which interest is determined based on LIBOR. If two or more such rates appear on Reuters Screen LIBOR01 Page or associated pages, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates, absent manifest error. For purposes hereof, (i) “Determination Date” shall mean, with respect to any Interest Period, the date which is two Eurodollar Business Days prior to the fifteenth (15th) day of the calendar month occurring during such Interest Period; and (ii) “Eurodollar Business Day” shall mean a day on which commercial banks are open for general business (including dealings in U.S. Dollar deposits) in London, England.

Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, assignment (intended as security), security interest or any other encumbrance, charge or transfer (intended as security) of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of the Property or any interest therein, or any direct or indirect interest in any Borrower or Operating Tenant, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

Loan Documents: this Agreement and all other documents, agreements and instruments now or hereafter evidencing or securing the Loan, or pursuant to which any Person incurs, has incurred or assumes any obligation to or for benefit of Lender in connection with the Loan, including, the following, each of which is dated as of the date hereof: (i) the Promissory Note made by Borrower to Lender in the maximum principal amount of the Loan (the “Note”), (ii) the Subordination Regarding Operating Lease from Borrower and Operating Tenant to Lender (the “Subordination Agreement”), (iii) the Deed of Trust, Assignment of Leases and Rents and Security Agreement made by Borrower to a trustee in favor of Lender which covers the Property (together with the Subordination Agreement, collectively, the “Mortgage”), (iii) Assignment of Leases and Rents from Borrower and Operating Tenant to Lender (the “Assignment of Leases and Rents”), (iv) Assignment of Agreements, Licenses, Permits and Contracts from Borrower and Operating Tenant to Lender (the “Assignment of Agreements”), (v) the Deposit Account Control Agreement (the “Clearing Account Agreement”) among Borrower, Operating Tenant, Lender, Manager and PNC Bank, National Association, (vi) the Deposit Account Agreement (the “Deposit Account Agreement”) among Borrower, Operating Tenant, Lender, Manager and the Deposit Bank, (vii) the Guaranty of Recourse Obligations made by Guarantor, (viii) the Non-Recourse Guaranty made by Operating Tenant (the “Operating Tenant Guaranty”), (ix) the Interest Rate Cap Assignment and Security Agreement from Borrower to Lender, and (x) the Consent and Subordination of Manager from Manager to Lender (the “Consent and Subordination”); as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

6

Management Agreement: the hotel operating agreement between Operating Tenant and Manager, pursuant to which Manager is to manage, operate and promote the hotel at the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.11.

Master Common Elements: the “Master Common Elements” (as such terms is defined in the Master Declaration).

Master Condominium Association: The Park Plaza Master Condominium Association, a Missouri nonprofit corporation.

Master Declaration: the Amended and Restated Master Declaration of Condominium made by and among Kingsdell L.P, a Delaware limited partnership and Borrower, effective as of November 14, 2007, and recorded with the St. Louis City Recorder of Deeds on November 16, 2007 in Book 11162007, Page 0326.

Material Alteration: any (i) individual alteration the cost of which exceeds $500,000; provided, however, that in no event shall any of the following constitute a Material Alteration (a) any Required Repairs, (b) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (c) alterations performed as part of a Restoration.

Material Lease: any non-residential Lease at the Property which (A) individually or in the aggregate with respect to the same tenant and its Affiliates covers more than 5,000 square feet of the Improvements, (B) provides the tenant thereunder with an option or other preferential right to purchase all or any portion of the Property, or (C) is entered into with a tenant who is an Affiliate of a Borrower.

Maturity Date: the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

Minimum Residential Unit Release Price: shall mean, as to any Residential Unit, the minimum release price required for the release of such Residential Unit as set forth on Schedule 10 attached hereto.

7

Minor Lease: any Lease that is not a Material Lease. For the purposes hereof, any corporate executive lease entered into by and between a Borrower and a bona fide third party that is not an Affiliate of a Borrower or Guarantor shall be deemed to be a Minor Lease.

Net Operating Income: for any period, the actual net operating income of the Property after deducting therefrom deposits to (but not withdrawals from) any reserves required under this Agreement.

Net Sales Proceeds: shall mean as to any Residential Unit, the Gross Sales Proceeds of such Residential Unit sale minus customary and reasonable closing costs and expenses actually incurred and paid by Borrower and reasonably approved by Lender in connection with the sale of such Residential Unit, including, without limitation, transfer taxes, legal fees (including reimbursement of Lender’s legal fees), broker fees, sales commissions and marketing agent fees, and including any buyer incentives, staging costs, prepaid condominium fee credits and similar costs and expenses, all of which shall not exceed the lesser of (i) closing costs and expenses and (ii) ten percent (10%) of the Gross Sales Proceeds.

Officer’s Certificate: a certificate delivered to Lender by a Borrower which is signed by a duly authorized officer of such Borrower.

Operating Lease: the Lease Agreement effective as of December 1, 2006 between Chase Park Plaza Hotel, LLC, as lessor, and Operating Tenant, as lessee, as amended by that certain (i) First Amendment to Lease Agreement effective as of June 25, 2007, (ii) Second Amendment to Lease Agreement effective as of June 1, 2008, (iii) Third Amendment to Lease Agreement effective as of December 31, 2008, (iv) Fourth Amendment to Lease Agreement effective as of January 1, 2009, and (v) Fifth Amendment to Lease Agreement effective as of December 1, 2011 as the same may be amended, extended, renewed, or otherwise modified from time to time in accordance with this Agreement.

Operating Tenant: Kingsdell L.P., a Delaware limited partnership.

Payment Date: the ninth (9th) day of each calendar month or, if such day is not a Business Day, the immediately preceding Business Day. Notwithstanding the preceding sentence, Lender may elect once during the Term, in its sole discretion, to change the date on which scheduled payments are due under the Loan upon written notice thereof to Borrower setting forth such changed date, in which event, upon the effective date of such notice, the Payment Date hereunder shall be the date set forth therein; provided, however, that any such change in the Payment Date (i) shall not modify the amount of regularly scheduled monthly interest payments, except that the first payment of interest payable on the new Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the new Payment Date first occurs to the new Payment Date, and (ii) shall extend the Stated Maturity Date to the new Payment Date occurring in the month set forth in the definition of Stated Maturity Date.

8

Permitted Encumbrances: (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or other charges not yet due and payable and not delinquent (or which are being contested in accordance with Section 5.2 hereof), (iv) all easements, restrictions, covenants, reservations and rights-of-way permitted pursuant to Section 5.21 hereof, (v) Liens being contested in accordance with Section 5.24 hereof or any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded or discharged within thirty (30) days after any Borrower first receives notice of such Lien, (vi) Permitted Equipment Financing, and (vii) such other title and survey exceptions as Lender approves in writing in Lender’s discretion.

Permitted Transfers:

(i)          a Lease entered into in accordance with the Loan Documents; or

(ii)          Hotel Transactions; or

(iii)        a Permitted Encumbrance; or

(iv)        Transfers of Condominium Units in accordance with this Agreement; or

(v)         a Transfer and Assumption; or

(vi)        Transfers of ownership interests in Guarantor or in Behringer Harvard Opportunity OP I, LP, a Texas limited partnership; provided that (A) such Transfer shall not result in such Transferee acquiring Control (in the sense of clause (ii) of the defined term “Control”) of any Borrower, and (B) Guarantor shall continue to Control and own at least fifty one percent (51%) of all equity interests (direct or indirect) in each Borrower; or

(vii)       provided that no Event of Default shall then exist, a Transfer of a direct or indirect interest in Borrower to any Person, provided that (A) such Transfer shall not cause the transferee, together with its Affiliates, to acquire Control of any Borrower or to increase its direct or indirect interest in any Borrower to an amount which equals or exceeds 49%; (B) Guarantor shall continue to Control and own at least fifty one percent (51%) of all equity interests (direct or indirect) in each Borrower; (C) if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower to an amount which equals or exceeds twenty percent (20%), Lender shall have approved in its reasonable discretion such proposed transferee, which approval shall be based upon Lender’s satisfactory determination as to the reputable character and creditworthiness of such proposed transferee, as evidenced by credit and background checks performed by Lender and such other financial statements and other information reasonably requested by Lender; (D) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than 10 days prior to the date of such Transfer; and (E) the legal and financial structure of Borrower and its members and the single purpose nature and bankruptcy remoteness of Borrower after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements; or

9

(viii)        a Transfer (1) that occurs by devise or bequest or by operation of law upon the death of a natural person that was the holder of the applicable interest to a member of the immediate family of such interest holder or a trust established for the benefit of such immediate family member, or (2) that is consummated in connection with the estate planning of the transferor to the spouse, children or grandchildren of such transferor or a trust established for the benefit of such parties, provided in each instance that (A) such Transfer shall not cause a change in the Control of Borrower, (B) such Transfer shall not result in a change of the day to day management and operations of the Property, (C) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than 10 days after the date of such Transfer, (D) the legal and financial structure of Borrower, and the single purpose nature and bankruptcy remoteness of Borrower after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements and (E) if such Transfer shall cause the transferee together with its Affiliates to acquire or to increase its direct or indirect interest in Borrower to an amount which equals or exceeds forty-nine percent (49%), to the extent that Lender determines that the pairings in the most recently delivered non-consolidation opinion with respect to the Loan no longer apply or that an additional pairing(s) is needed to cover the transferee or any other Person not included in the most recently delivered non-consolidation opinion, Borrower shall deliver to Lender a non-consolidation opinion in form and substance reasonably satisfactory to Lender; or

(ix)         Transfers made in accordance with Section 5.21 of this Agreement.

Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan: (i) an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate or to which such Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

Rating Agency: each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch, Inc. or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

Rating Comfort Letter: a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

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Rents: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of a Borrower, Operating Tenant, Manager or any of their agents or employees (other than fees actually paid under the Management Agreements and permitted under the Consent and Subordination and salaries actually paid to employees) from any and all sources arising from or attributable to the Property and the Improvements, including all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, parking charges, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by a Borrower, Operating Tenant, Manager or any of their agents or employees, or any operator or manager of the hotel or the commercial space located in the Improvements at the Property or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales, and proceeds, if any, from business interruption or other loss of income insurance.

Required Amortization Period: shall commence if, as of any Calculation Date, the Debt Yield is less than the Required Debt Yield, and shall end at such time as the Required Debt Yield has been achieved for three (3) consecutive calendar months.

Required Debt Yield: (i) from and after the date hereof through and including November 15, 2012, a Debt Yield of no less than 8.0%, (ii) from and after November 16, 2012 through and including November 15, 2013, a Debt Yield of no less than 8.5% and (iii) from and after November 16, 2013 through and including Stated Maturity Date (as the same may be extended pursuant to Section 2.8 hereof), a Debt Yield of no less than 9.0%.

Required FF&E Reserve Amount: (x) from the first Payment Date through and including the Payment Date occurring in December, 2012, an amount equal to two percent (2%) of the monthly gross revenue of the Property and (y) from and after the Payment Date occurring in January, 2013 through and including the Stated Maturity Date (as the same may be extended pursuant to Section 2.8 hereof), an amount equal to four percent (4%) of the monthly gross revenue of the Property (each of which calculations shall be based upon the estimated gross revenue set forth in the Approved Operating Budget for the month in which such Payment Date occurs, the “Budgeted Monthly Gross Revenue”).

Residential Common Elements: the “Common Elements” (as such terms is defined in the Residential Declaration).

Residential Condominium Association: Park Plaza Residential Condominium Association, a Missouri nonprofit corporation.

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Residential Declaration: the Declaration of Condominium made by The Private Residences, LLC, dated August 27, 2008, and recorded with the St. Louis City Recorder of Deeds on August 28, 2008 in Book 8282008, Page 229, as amended by that certain (i) First Amendment to Declaration of Condominium, dated October 24, 2008, and recorded with the St. Louis City Recorder of Deeds on October 24, 2008 in Book 10242008, Page 121, (ii) Second Amendment to Declaration of Condominium, dated Dec 9, 2008, and recorded with the St. Louis City Recorder of Deeds on December 10, 2008 in Book 12102008, Page 120, (iii) Third Amendment to Declaration of Condominium, dated January 7, 2009, and recorded with the St. Louis City Recorder of Deeds on January 8, 2009 in Book 1082009, Page 149, (iv) Fourth Amendment to Declaration of Condominium, dated March 6, 2009, and recorded with the St. Louis City Recorder of Deeds on March 12, 2009 in Book 3122009, Page 270, (v) Fifth Amendment to Declaration of Condominium, dated March 6, 2009, and recorded with the St. Louis City Recorder of Deeds on March 12, 2009 in Book 3122009, Page 272, (vi) Sixth Amendment to Declaration of Condominium, dated November 3, 2009, and recorded with the St. Louis City Recorder of Deeds on November 4, 2009 in Book 11042009, Page 26, (vii) Seventh Amendment to Declaration of Condominium, dated November 24, 2009, and recorded with the St. Louis City Recorder of Deeds on November 25, 2009 in Book 11252009, Page 112, (viii) Eighth Amendment to Declaration of Condominium, dated November 24, 2009, and recorded with the St. Louis City Recorder of Deeds on November 25, 2009 in Book 11252009, Page 114, (ix) Ninth Amendment to Declaration of Condominium, dated December 1, 2009, and recorded with the St. Louis City Recorder of Deeds on December 2, 2009 in Book 12022009, Page 59, (x) Tenth Amendment to Declaration of Condominium, dated January 11, 2010, and recorded with the St. Louis City Recorder of Deeds on January 13, 2010 in Book 1132010, Page 8, (xi) Eleventh Amendment to Declaration of Condominium, dated January 21, 2010, and recorded with the St. Louis City Recorder of Deeds on January 22, 2010 in Book 1222010, Page 23, (xii) Twelfth Amendment to Declaration of Condominium, dated January 21, 2010, and recorded with the St. Louis City Recorder of Deeds on January 22, 2010 in Book 1222010, Page 24, and (xiii) Thirteenth Amendment to Declaration of Condominium, dated June 21, 2010, and recorded with the St. Louis City Recorder of Deeds on June 23, 2010 in Book 6232010, Page 185.

Residential Unit Release Amount: shall mean, with respect to any Residential Unit released pursuant to Section 2.4.2 hereof, the greater of (x) the Minimum Residential Unit Release Price and (y) (i) during any period in which the Debt Yield is equal to or less than 9.5%, 100% of the Net Sales Proceeds with respect to such Residential Unit, (ii) during any period in which the Debt Yield is greater than 9.5% but equal to or less than 11.5%, 80% of the Net Sales Proceeds with respect to such Residential Unit, (iii) during any period in which the Debt Yield is greater than 11.5% but equal to or less than 13.0%, 70% of the Net Sales Proceeds with respect to such Residential Unit, and (iv) during any period in which the Debt Yield is greater than 13.0%, 50% of the Net Sales Proceeds with respect to such Residential Unit.

Servicer: a servicer selected by Lender to service the Loan.

State: the state in which the Property is located.

Taxes: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Property.

Term: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

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Title Insurance Policy: the ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.

Toxic Mold: any toxic mold or fungus at the Property which is of a type (i) that might pose a significant risk to human health or the environment or (ii) that would negatively impact the value of the Property.

Transfer: (i) any sale, conveyance, transfer, Lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (x) all or part of the Property (including any legal or beneficial direct or indirect interest therein), (y) any direct or indirect interest in Borrower (including any profit interest).

UCC: the Uniform Commercial Code as in effect in the State, the state in which any of the Cash Management Accounts are located, or any other State applicable to any collateral for the Loan, as the case may be.

UNOI (Underwritten Net Operating Income): the net operating income of the Property determined in accordance with the provisions contained in Schedule 6.

USALI: Uniform System of Accounts for the Lodging Industry, 9th edition (or most current edition adopted by Borrower).

Welfare Plan: an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

1.2          Index of Other Definitions. An index of other terms which are defined in this Agreement or in other Loan Documents is set forth on Schedule 1.

1.3          Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,” and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.           GENERAL LOAN TERMS

2.1          The Loan. Lender is making a loan (the “Loan”) to Borrower on the date hereof, in the original principal amount of $59,000,000, which shall mature on the Stated Maturity Date. Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used to (i) repay and discharge existing loans relating to the Property, (ii) fund certain of the Subaccounts, and (iii) pay transaction costs. Any excess proceeds may be used for any lawful purpose. No amount repaid in respect of the Loan may be reborrowed.

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2.2         Interest; Monthly Payments.

2.2.1     Generally.

(a)          From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided. On the date hereof, Borrower shall pay interest on the unpaid Principal from the date hereof through and including December 8, 2011. On January 9, 2012 (which shall be the first Payment Date hereunder) and each Payment Date thereafter through and including the Maturity Date, Borrower shall pay interest on the unpaid Principal accrued and accruing through the last day of the Interest Period. All accrued and unpaid interest shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrower shall also pay interest accrued on such repaid Principal to but not including the date of such repayment.

(b)          In addition to the monthly payments of interest required pursuant to the immediately preceding sentence, if at any time a Required Amortization Period is then in effect, then commencing on the next succeeding Payment Date and on each Payment Date thereafter until the Required Amortization Period is no longer in effect, all Available Cash shall be paid to Lender to be applied as a prepayment of Principal. Provided that no Event of Default is continuing, any such prepayment under shall be without the payment of the Yield Maintenance Premium, but subject to payment of the Exit Fee; provided, however, that the Exit Fee payable with respect to such prepayment shall be deferred until payment in full at the Maturity Date.

2.2.2      Default Rate. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3      Taxes. Any and all payments by Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as “Applicable Taxes”). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within ten days after the date Lender makes written demand therefor. If the amounts payable hereunder relate to Applicable Taxes which are not of general application to lending institutions making secured mortgage loans at such time, Borrower shall have the option to prepay the Loan in full without any Yield Maintenance Premium unless Lender, at its option, elects not to require Borrower to pay such Applicable Taxes pursuant to this Section 2.2.3. Notwithstanding the foregoing, if the Loan is transferred to a transferee which is organized under the laws of any jurisdiction other than the United States of America or any state thereof, the transferor shall cause such transferee, concurrently with the effectiveness of such transfer, to furnish to the transferor and Borrower either a United States Internal Revenue Service Form 4224 or United States Internal Revenue Service Form 1001 (wherein such transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder); provided, however, that in the event that the transferor fails to cause the transferee to furnish either such Form, Borrower shall deduct any Applicable Taxes to the extent required by law and payments shall be made net of any Applicable Taxes without regard to the provisions of clause (i) of the second sentence of this Section 2.2.3.

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2.2.4      Breakage Indemnity. Borrower shall indemnify Lender against any loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date and (ii) any default in payment or prepayment of the Principal or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise). Lender shall deliver to Borrower a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.4, which statement shall be binding and conclusive absent manifest error. Borrower’s obligations under this Section 2.2.4 are in addition to Borrower’s obligations to pay any Yield Maintenance Premium applicable to a payment or prepayment of Principal.

2.2.5      Requirements of Law.

(a)          If any Requirement of Law or any change in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)          shall subject Lender to any tax of any kind whatsoever with respect to this Agreement, the Note or the Loan (excluding net income taxes) or change the basis of taxation of payments to Lender in respect thereof;

(ii)         shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or other extensions of credit by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the LIBOR hereunder;

(iii)        shall impose on Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender, by an amount which Lender deems to be material, of making or maintaining the Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall, from time to time, upon receipt of prior written notice of not less than ten (10) Business Days of such fact and a reasonably detailed description of the circumstances, promptly pay Lender such additional amount or amounts as will compensate Lender for such increased cost or reduced amount receivable (provided such additional amounts are then being charged by Lender to its borrowers under similar loans generally) and are not prohibited by such Requirement of Law to be charged back.

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(b)          If Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender’s or such corporation’s capital as a consequence of its obligations hereunder by an amount deemed by Lender to be material (taking into consideration Lender’s or such corporation’s policies with respect to capital adequacy), then from time to time, Borrower shall promptly, upon notice from Lender, pay to Lender such additional amount or amounts as will compensate Lender for such reduction (provided such additional amounts are then being charged by Lender to its borrowers under similar loans generally).

If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.5, it shall promptly notify Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by Lender to Borrower shall be conclusive in the absence of manifest error or the provision of immediate proof by Borrower to the contrary.

(c)          If any change in any Requirement of Law of a nature described in the foregoing Sections 2.2(a) and 2.2(b) made subsequent to the date hereof has the effect of increasing the rate of return on Lender’s capital, Borrower shall receive a credit against the amounts due under the Loan Documents in an amount commensurate with such increase.

2.3         Loan Repayment.

2.3.1    Repayment. Borrower shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest at the Interest Rate; Second, to Principal; and Third, to the Exit Fee (if payable) and any other amounts then due and owing under the Loan Documents, including the Yield Maintenance Premium (if such repayment or prepayment occurs on or prior to the Yield Maintenance Date). If prior to the Stated Maturity Date the Debt is accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium and Exit Fee applicable to such prepayment. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s sole and absolute discretion.

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2.3.2      Mandatory Prepayments.

(a)          The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a “Casualty/Condemnation Prepayment”), in the manner and to the extent set forth in Section 7.4.2. Each Casualty/Condemnation Prepayment, after deducting Lender’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3.1, and if such Casualty/Condemnation Payment is made on any date other than a Payment Date, then such Casualty/Condemnation Payment shall include interest that has accrued to the date of repayment. Provided that no Event of Default is continuing, any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Yield Maintenance Premium, but subject to payment of the Exit Fee (whether or not such Casualty/Condemnation Prepayment occurs prior to or after the Yield Maintenance Date); provided, however, that the Exit Fee payable with respect to such prepayment shall be deferred until payment in full at the Maturity Date.

(b)          Notwithstanding anything herein to the contrary, if (A) Lender is not obligated, pursuant to the terms of Section 7.4.2 to make Proceeds or an Award (as applicable) available to Borrower for Restoration and (B) such Proceeds or Award (as applicable) are retained and applied by Lender toward the payment of the Debt pursuant to clause (a) above, then Borrower may prepay the remaining Debt in full without payment of any Yield Maintenance Premium or any other prepayment premium, penalty or fee (other than the Exit Fee) provided that (x) such prepayment is made within one hundred twenty (120) days after Lender applies such Proceeds or Award (as applicable) to the Debt and (y) together with such prepayment, Borrower pays to Lender all accrued and unpaid interest through the date of such repayment, together with all other sums payable under the Loan Documents.

2.3.3     Optional Prepayments. Borrower shall have the right to prepay all or any portion of the Principal on any Payment Date provided that Borrower gives Lender at least fifteen (15) days prior written notice thereof and, if such prepayment is made on or prior to the Yield Maintenance Date, such prepayment is accompanied by the Yield Maintenance Premium applicable thereto. Any prepayment of Principal made after the Yield Maintenance Date shall be accompanied by the Exit Fee applicable thereto but shall not be subject to payment of the Yield Maintenance Premium.

2.4         Release of Property; Condominium Units.

2.4.1      Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrower, assign to Borrower’s designee (without any representation or warranty by and without any recourse against Lender whatsoever) the Lien of the Loan Documents if not theretofore released.

2.4.2     Sale of Condominium Units. Borrower may obtain the release of one or more Residential Units from the Lien of the Mortgage (and related Loan Documents) thereon upon a bona fide third-party sale of such Residential Unit to a Person which is not Affiliated with a Borrower or Guarantor, and in which no Borrower nor any Affiliate of any Borrower or Guarantor has any beneficial interest, provided each of the following conditions are satisfied:

(a)          The sale of each applicable Residential Unit is pursuant to an Approved Condominium Purchase Contract;

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(b)          Borrower shall make a prepayment of Principal in an amount which shall equal or exceed the Residential Unit Release Amount, which prepayment shall be accompanied by the Exit Fee applicable thereto (whether such sale occurs prior to or after the Yield Maintenance Date); provided, however, that the Exit Fee payable with respect to such prepayment shall be deferred until payment in full at the Maturity Date.

(c)          Immediately before such sale no Event of Default shall be continuing;

(d)          Each subject Residential Unit constitutes (i) a separate condominium unit and (ii) separately taxable tax parcel of real property;

(e)          Each such sale and release shall be made in accordance with all applicable Legal Requirements and in accordance with the applicable provisions and requirements of the Condominium Documents, and Borrower shall deliver to Lender copies of any License or other approval required by any Governmental Authority or any Condominium Association in connection with such sale and release;

(f)          Neither Borrower nor any Affiliate of Borrower, is providing any purchase money financing to the purchaser of the Residential Unit;

(g)          Borrower shall have given Lender at least five (5) Business Days’ prior written notice of the closing of such sale, accompanied by (1) a copy of the applicable Approved Condominium Purchase Contract and all related documents, and drafts of any applicable release documents (which shall be satisfactory to Lender, in Lender’s reasonable discretion), (2) a calculation of the Residential Unit Release Amount and (3) a calculation of the brokerage commissions (that shall be paid in accordance with the applicable brokerage agreement), attorneys’ fees and other closing costs to be incurred by Borrower in connection with such sale;

(h)         Borrower shall have delivered to Lender a copy of the final closing settlement statement for such sale at least two (2) Business Days prior to the closing of such sale, if then available, or as soon as possible thereafter;

(i)          Borrower shall have paid to Lender all out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Lender in connection with such sale and the release of such Residential Unit from the Lien of the Loan Documents in connection with each such sale and release of such Residential Unit; and

(j)          Each Borrower and Guarantor shall execute and deliver such other documents, certificates, or assurances as Lender may reasonably request.

2.5        Payments and Computations.

2.5.1    Making of Payments. Each payment by Borrower shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.

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2.5.2     Computations. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3     Late Payment Charge. If any regularly scheduled payment of Principal, interest or other monthly payment due under any Loan Document is not paid by Borrower on the date on which it is due (other than the balloon payment of Principal due on the Maturity Date or acceleration of the Loan) and, subject to the last sentence of this Section 2.5.3, such failure continues for five (5) days, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents. With respect to the foregoing five (5) day grace period, the parties agree that such five (5) day grace period shall only be applicable no more than twice during the Term, and in all other instances, the Late Payment Charge shall be payable in accordance with this Section 2.5.3 with respect to any Principal, interest or other sum due under any Loan Document which is not paid by Borrower on the date on which the same is due, and it being further understood that such five (5) day grace period (i) shall not in any way imply that no Event of Default shall have occurred as a result of such non-payment (prior to the expiration of such grace period) and (ii) shall not give rise to any similar grace period with respect to any interest payable at the Default Rate as a result of any such Event of Default.

2.6         Interest Rate Protection Agreements.

2.6.1     Interest Rate Protection Agreement. As of the date hereof, Borrower has entered into, made all payments required under, and satisfied all conditions precedent to the effectiveness of, an interest rate protection agreement that satisfies all of the following conditions. (such interest rate protection agreement together with (i) any extension thereof or (ii) any other interest rate protection agreement entered into pursuant to Section 2.8, being referred to herein as the “Interest Rate Protection Agreement”):

(1)         the Interest Rate Protection Agreement is with a financial institution having a long term, unsecured and unsubordinated debt rating of at least “A+” by S&P and “A1” by Moody’s (an “Acceptable Counterparty”); has a term ending no earlier than the Stated Maturity Date; is an interest rate cap in respect of a notional amount not less than the maximum Principal amount of the Loan that shall have the effect of capping LIBOR at 3.00% per annum; and provides that the only obligation of Borrower thereunder is the making of a single payment upon the execution and delivery thereof.

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(2)         Borrower’s interest in such Interest Rate Protection Agreement has been assigned to Lender pursuant to documentation satisfactory to Lender in form and substance, and the counterparty to such Interest Rate Protection Agreement has executed and delivered to Lender an acknowledgment of such assignment, which acknowledgment shall be satisfactory to Lender in form and substance and, without limitation, shall include such counterparty’s agreement to (i) pay directly into the Clearing Account all sums payable by such counterparty pursuant to the Interest Rate Protection Agreement and (ii) designate a successor counterparty under the Interest Rate Protection Agreement, which successor counterparty shall satisfy the criteria set forth in clause (1) above and this clause (2), not later than ten (10) Business Days after the long term, unsecured and unsubordinated debt rating of such counterparty is downgraded below (i) “A+” by S&P or “A1” by Moody’s or, (ii) if such counterparty is an Affiliate of Lender, “A-” by S&P or “A3” by Moody’s.

(3)         In connection with an Interest Rate Protection Agreement entered into pursuant to Section 2.8, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel for the counterparty (which counsel may be in-house counsel for the counterparty) (upon which Lender and its successors and assigns and the Rating Agencies may rely) which shall provide, in relevant part, that:

(i)          the counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Protection Agreement;

(ii)         the execution and delivery of the Interest Rate Protection Agreement by the counterparty, and any other agreement which the counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii)       all consents, authorizations and approvals required for the execution and delivery by the counterparty of the Interest Rate Protection Agreement, and any other agreement which the counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv)       the Interest Rate Protection Agreement, and any other agreement which the counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the counterparty and constitutes the legal, valid and binding obligation of the counterparty, enforceable against the counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.6.2      Execution of Documents. Borrower shall promptly execute and deliver to the counterparty of the Interest Rate Protection Agreement such confirmations and agreements as may be requested by such counterparty in connection with such Interest Rate Protection Agreement.

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2.6.3    No Obligation of Lender. Borrower agrees that Lender shall not have any obligation, duty or responsibility to Borrower or any other Person by reason of, or in connection with, any Interest Rate Protection Agreement (including any duty to provide or arrange any Interest Rate Protection Agreement, to consent to any mortgage or pledge of the Property or any portion thereof as security for Borrower’s performance of its obligations under any Interest Rate Protection Agreement, or to provide any credit or financial support for the obligations of Borrower or any other Person thereunder or with respect thereto). No Interest Rate Protection Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay interest on the Loan as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.

2.6.4    Receipts from Interest Rate Protection Agreements. Borrower shall cause all payments made by the counterparty to the Interest Rate Protection Agreement to be deposited into the Clearing Account, which payments shall be applied in the same manner as Rents are applied under Section 3.11.

2.6.5    Downgrade of Counterparty. In the event of any downgrade, withdrawal or qualification of the rating of the issuer of the Interest Rate Protection Agreement below “A+” by S&P or “A1” by Moody’s, Borrower shall not later than ten (10) Business Days following receipt of notice from Lender of such downgrade, withdrawal or qualification, (i) replace the Interest Rate Protection Agreement with a replacement Interest Rate Protection Agreement from an Acceptable Counterparty (with terms substantially similar to the Interest Rate Protection Agreement being replaced, or otherwise approved by Lender in its reasonable discretion) or (ii) in the case of such downgrade, withdrawal or qualification, cause the counterparty to deliver collateral to secure Borrower’s exposure under the Interest Rate Protection Agreement in such amount and pursuant to such terms as are subject to the reasonable approval of Lender; provided, however, if the counterparty ceases to have a long term rating of at least “BBB+” by S&P and Baa1 by Moody's, then a replacement Interest Rate Protection Agreement from an Acceptable Counterparty (with terms substantially similar to the Interest Rate Protection Agreement being replaced, or otherwise approved by Lender in its reasonable discretion) shall be required not later than sixty (60) days following such downgrade, withdrawal or qualification.

2.7         Fees.

2.7.1    Structuring Fee. On the date hereof, Borrower shall pay to Lender a structuring fee of $590,000.

2.7.2    Exit Fee. Upon any repayment or prepayment of Principal, Borrower shall pay to Lender on the date of such repayment or prepayment the Exit Fee applicable thereto (other than with respect to the any prepayments made pursuant to Section 2.2.1(b) and Section 2.3.2(a) hereof, which Exit Fees shall be deferred until payment in full at the Maturity Date); provided, however, that no Exit Fee shall be due in connection with any repayment or prepayment of Principal for which Borrower is required to pay a Yield Maintenance Premium hereunder. Upon any acceleration of the Loan, Borrower shall immediately pay to Lender on account of the Exit Fee the amount by which (i) one percent (1%) of the original Principal exceeds (ii) the total amount of Exit Fees theretofore paid by Borrower pursuant to this Section 2.7.2. All Exit Fees hereunder shall be deemed to be earned by Lender upon the funding of the Loan.

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2.8           Extension Option. Borrower shall have the right, at its option, to extend the Term until (i) December 9, 2015 (the “First Extended Maturity Date”) and (ii) December 9, 2016 (the “Second Extended Maturity Date”) by giving notice of such extension to Lender at least thirty (30) days prior to (i) the originally scheduled Stated Maturity Date, in the case of extending the Term until the First Extended Maturity Date and (ii) the First Extended Maturity Date, in the case of extending the Term until the Second Extended Maturity Date. Upon receipt of such request to extend the Term until the First Extended Maturity Date or the Second Extended Maturity Date, as the case may be (each, an “Extension Term”), Lender will promptly confirm to Borrower in writing whether or not the Stated Maturity Date will be so extended, which extension will be granted upon the satisfaction of the following conditions:

(a)          no Event of Default exists at the time such request is made and on the originally scheduled Stated Maturity Date or the First Extended Maturity Date, as applicable;

(b)          Borrower delivers to Lender an Officer’s Certificate confirming the accuracy of the information contained in clause (a) above;

(c)          Borrower pays to Lender concurrently with the request to so extend the Term (x) with respect to the extension until the First Extended Maturity Date, an extension fee in an amount equal to 0.50% of the then-outstanding Principal and (y) with respect to the extension until the Second Extended Maturity Date, an extension fee in an amount equal to 0.75% of the then-outstanding Principal; and

(d)          with respect to the extension of the Stated Maturity Date to the First Extended Maturity Date, on the originally scheduled Stated Maturity Date, the Debt Yield is at least 9.50%, calculated as of the last day of the calendar month immediately preceding the date that Borrower delivers the subject extension notice and (ii) with respect to the extension of the Stated Maturity Date to the Second Extended Maturity Date, on the First Extended Maturity Date, the Debt Yield is at least 9.50%, calculated as of the last day of the calendar month immediately preceding the date that Borrower delivers the subject extension notice; and

(e)         on or prior to the originally scheduled Stated Maturity Date or the First Extended Maturity Date, as the case may be, Borrower either (i) extends the term of the Interest Rate Protection Agreement to a date not earlier than the First Extended Maturity Date or the Second Extended Maturity Date, as applicable or (ii) enters into a new interest rate protection agreement which expires no earlier than the First Extended Maturity Date or the Second Extended Maturity Date, as applicable, and which extension or new agreement is on substantially the same terms set forth in Section 2.6.1 and has the effect of capping LIBOR at 3.00% per annum on a notional principal amount not less than the then-outstanding Principal.

If Borrower is unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Stated Maturity Date hereunder.

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2.9           Certain Payments. Notwithstanding anything to the contrary contained in this Agreement, in connection with and for the purposes of any payment or prepayment of all or any portion of the Loan pursuant to Sections 2.2.1, 2.3.2 or 2.3.3 on any date after the Payment Date and prior to the Determination Date with respect to the next succeeding Interest Period, LIBOR shall be determined as of the Eurodollar Business Day immediately preceding the date of such payment or prepayment and Lender shall thereafter, reasonably promptly after the occurrence of such next succeeding Determination Date, make any necessary adjustment in the amount actually required to be paid or prepaid based upon LIBOR as determined on such next succeeding Determination Date.

3.          CASH MANAGEMENT AND RESERVES

3.1           Cash Management Arrangements. Borrower shall cause all Rents in the nature of sums payable by issuers of credit cards accepted at the Property to be transmitted directly by such issuers into an Eligible Account (the “Clearing Account”) maintained by Borrower at a local bank selected by Borrower (the “Clearing Bank”) as more fully described in the Clearing Account Agreement. All Rents (including Rents payable to Operating Tenant) received by Borrower, Operating Tenant or Manager shall be deposited into the Clearing Account within two (2) Business Days after receipt. From and after the commencement of a Cash Management Period, Borrower shall cause all Rents (including Rents payable to Operating Tenant) to be transmitted directly by tenants into the Clearing Account (and all Rents received by any Borrower or Manager during a Cash Management Period shall continue to be deposited, within two (2) Business Days of receipt, into the Clearing Account). In furtherance of the foregoing, (i) Borrower has delivered to Lender on the date hereof undated irrevocable notices addressed to each existing tenant at the Property, in the form attached hereto on Schedule 13 (each, a “Tenant Direction Letter”), directing each such tenant to deliver, after the commencement of a Cash Management Period, the Rent payable under its Lease directly into the Clearing Account and (ii) upon the execution of any new Lease at the Property, Borrower shall deliver to Lender an undated Tenant Direction Letter with respect to each such new Lease. Upon the commencement of a Cash Management Period, Lender is hereby irrevocably authorized to deliver each Tenant Direction Letter to the applicable tenants. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into Borrower’s operating account at the Clearing Bank, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the “Deposit Account”) and applied and disbursed in accordance with this Agreement. Funds in the Deposit Account shall be invested at Lender’s discretion only in Permitted Investments. Lender will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Subaccounts”). At all times other than during the continuance of a Cash Management Period, Lender may, in its discretion, elect to maintain the deposits and reserves required under this Agreement in an Eligible Account at a bank or other depository selected by Lender other than the Deposit Bank in which case, all references to the Deposit Account and any Subaccounts hereunder shall be deemed to include such Eligible Account and the subaccounts of any such Eligible Account and all funds in such Eligible Account shall be invested at Lender’s discretion only in Permitted Investments. The Clearing Account, Deposit Account and any Subaccount will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.

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3.2         Required Repairs.

3.2.1    Completion of Required Repairs. Borrower shall perform and complete each item of the repairs and environmental remedial work at the Property described on Schedule 2 (the “Required Repairs”) within twelve (12) months of the date hereof or such shorter period of time for such item set forth on Schedule 2 (subject to extension by reason of force majeure events).

3.2.2    Required Repairs Reserves. On the date hereof, Borrower shall deposit with Lender the aggregate amount set forth on Schedule 2 as being required to complete the Required Repairs and Lender shall cause such amount to be transferred to a Subaccount (the “Required Repairs Subaccount”). Provided no Event of Default shall have occurred and is continuing, Lender shall disburse funds held in the Required Repairs Subaccount to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 (except with respect to the final disbursement from the Required Repairs Subaccount) , accompanied by the following items (which items shall be in form and substance reasonably satisfactory to Lender): (i) an Officer’s Certificate (A) certifying that, to the best of Borrower’s knowledge, the Required Repairs or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person in privity of contract with Borrower that supplied materials or labor in connection with such Required Repairs or any portion thereof and (C) stating that each such Person has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (ii) copies of appropriate Lien waivers or other evidence of payment reasonably satisfactory to Lender; (iii) with respect to any disbursement that exceeds $50,000, at Lender’s option, a title search for the Property indicating that it is free from all Liens not previously approved by Lender; (iv) a copy of each License required to be obtained with respect to the portion of the Required Repairs which is the subject of the requested disbursement; and (v) such other evidence as Lender shall reasonably request that the Required Repairs which are the subject of the requested disbursement have been completed and paid for. Provided no Default or Event of Default shall have occurred and is continuing, upon Borrower’s completion of all Required Repairs in accordance with this Section 3.2, Lender shall release any funds remaining in the Required Repairs Subaccount, if any, to Borrower. Notwithstanding the foregoing, with respect to the Required Repair designated as item number 3 on Schedule 2 hereof, if Borrower provides Lender with a letter from the applicable Governmental Authority, or such other evidence satisfactory to Lender, which indicates that such Required Repair is not required by the applicable Governmental Authority, then, provided no Event of Default shall have occurred and be continuing, Lender shall release funds escrowed for such Required Repair to Borrower.

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3.3         Taxes and Insurance.

3.3.1     General. Borrower shall pay to Lender on each Payment Date (i) one-twelfth of the Taxes that Lender estimates will be payable during the next twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates and (ii) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Such amounts will be transferred by Lender to a Subaccount (the “Tax and Insurance Subaccount”). Provided that no Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.2 and 7.1, provided that Borrower has promptly supplied Lender with notices of all Taxes and Insurance Premiums due, or (b) reimburse Borrower for such amounts upon presentation of evidence of payment; subject, however, to Borrower’s right to contest Taxes in accordance with Section 5.2. In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrower to the Tax and Insurance Subaccount.

3.3.2      Alternative Insurance Escrow.

(a)          Notwithstanding anything to the contrary contained in Section 3.3.1, in lieu of the requirements set forth in clause (ii) therein solely with respect to Borrower’s obligations to make monthly deposits on account of Insurance Premiums with respect to casualty insurance (the “Casualty Insurance Premiums”) into the Tax and Insurance Subaccount, Borrower has on the date hereof deposited into the Tax and Insurance Subaccount an amount equal to $34,365.31 (which represents an amount equal to two (2) months of the annual Casualty Insurance Premiums that would be payable under the Policies) (as the same may be increased pursuant to the next succeeding sentence, the “Alternative Insurance Escrow Fund”). From time to time, upon Lender’s request, Borrower shall deposit additional funds with Lender for deposit into the Tax and Insurance Subaccount to reflect any actual increases after the date hereof in the amount of Casualty Insurance Premiums that would be payable under such Policies.

(b)         Upon any non-payment of Casualty Insurance Premiums, Lender shall have the right (but not the obligation) to draw on the Alternative Insurance Escrow Fund for the purpose of making such required payments on behalf of Borrower.

(c)         At all times that the Alternative Insurance Escrow Fund is being held by Lender, then, notwithstanding anything to the contrary contained elsewhere in this Agreement, Borrower shall (i) pay the Casualty Insurance Premiums as the same become due and payable and before delinquency, (ii) furnish to Lender evidence of the renewal of any expiring Policy prior to the expiration thereof, and (iii) furnish to Lender receipts for the payment of all such amounts or other evidence of such payment reasonably satisfactory to Lender, including, but not limited to, cancelled checks.

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(d)          Notwithstanding the above, Borrower’s obligations to make the payments required under clause (ii) of Section 3.3.1 with respect to Casualty Insurance Premiums shall immediately resume and shall continue until the end of the Term in the event that (i) all or any portion of the Alternative Insurance Escrow Fund is applied in accordance with subsection (b) above, (ii) Borrower fails to deposit with Lender such additional funds (for deposit into the Tax and Insurance Subaccount) in accordance with the last sentence of subsection (a) above within five (5) Business Days of demand or (iii) at Lender’s option, an Event of Default has occurred and is continuing.

3.4           Capital Expense/FF&E Reserves.

(a)          Borrower shall pay to Lender on each Payment Date an amount initially equal to the Required FF&E Reserve Amount and Lender will transfer such amount into a Subaccount (the “Capital/FF&E Reserve Subaccount”). Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Capital/FF&E Reserve Subaccount to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 (or such lesser amount as may then remain in the Capital/FF&E Reserve Subaccount) provided that (i) such disbursement is for an Approved Capital/FF&E Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower’s expense with respect to any disbursement in excess of $50,000) performance of the work associated with such Approved Capital/FF&E Expense; and (iii) the request for disbursement is accompanied by (A) an Officer’s Certificate certifying (v) that such funds will be used to pay or reimburse Borrower for Approved Capital/FF&E Expenses and a description thereof, (w) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (x) that the same has not been the subject of a previous disbursement, (y) that all previous disbursements from the Capital/FF&E Reserve Subaccount have been used to pay the previously identified Approved Capital/FF&E Expenses and (z) that, to Borrower’s knowledge, any construction work associated with such Approved Capital/FF&E Expenses has been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor, (C) copies of appropriate Lien waivers or other evidence of payment reasonably satisfactory to Lender in connection with any construction work associated with such Approved Capital/FF&E Expenses and (D) with respect to any disbursement that exceeds $50,000, at Lender’s option, a title search for the Property indicating that it is free from all Liens not previously approved by Lender. Any such disbursement of more than $50,000 to pay (rather than reimburse) Approved Capital/FF&E Expenses may, at Lender’s option, be made by joint check payable to Borrower and the payee on such Approved Capital/FF&E Expenses.

(b)          On each Calculation Date, Lender shall compare (A) the actual gross revenue of the Property received during the prior calendar quarter, as set forth on the monthly reports delivered by Borrower pursuant to Section 6.3.3 below (the “Actual Quarterly Gross Revenue”) to (B) the aggregate Budgeted Monthly Gross Revenue for such calendar quarter (such aggregate, the “Budgeted Quarterly Gross Revenue”) and, (i) to the extent the Actual Quarterly Gross Revenue exceeds the Budgeted Quarterly Gross Revenue, Borrower shall pay to Lender, within ten (10) days of Lender’s notice to Borrower of such excess, (x) from the first Payment Date through and including the Payment Date occurring in December, 2012, two percent (2%) of such excess and (y) from and after the Payment Date occurring in January, 2013, four percent (4%) of such excess, and Lender will transfer such amount into the Capital/FF&E Reserve Subaccount or (ii) to the extent the Actual Quarterly Gross Revenue is less than the Budgeted Quarterly Gross Revenue, provided that no Event of Default has occurred and is continuing, Lender shall disburse funds from the Capital/FF&E Reserve Subaccount to Borrower in an amount equal to (x) from the first Payment Date through and including the Payment Date occurring in December, 2012, two percent (2%) of such difference and (y) from and after the Payment Date occurring in January, 2013, four percent (4%) of such difference.

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3.5           Intentionally Omitted.

3.6           Operating Expense Subaccount. During a Cash Management Period, on each Payment Date, a portion of the Rents that have been deposited into the Deposit Account during the immediately preceding Interest Period in an amount equal to the monthly amount set forth in the Approved Operating Budget for the following month as being necessary for payment of Approved Operating Expenses at the Property for such month (plus any other amounts requested by Borrower for such month for payment of items constituting Approved Operating Expenses, which are not included in the Approved Operating Budget), shall be transferred into a Subaccount for the payment of Approved Operating Expenses (the “Operating Expense Subaccount”) for the month in which such Payment Date occurs. Provided no Event of Default has occurred and is continuing, on each Payment Date, Lender shall disburse to Borrower funds from the Operating Expense Subaccount in an amount equal to the monthly amount set forth in the Approved Operating Budget for the month in which such Payment Date occurs as being necessary for payment of Approved Operating Expenses at the Property for such month, which disbursement shall be made without any requirement for any Borrower request therefor or any Officer’s Certificate in connection therewith.

3.7           Casualty/Condemnation Subaccount. Borrower shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the “Casualty/Condemnation Subaccount”) in accordance with the provisions of Article 7. All amounts in the Casualty/Condemnation Subaccount shall be disbursed in accordance with the provisions of Article 7.

3.8           Security Deposits. Borrower shall keep (or shall cause Operating Tenant to keep) all security deposits under Leases in accordance with applicable Legal Requirements and at a separately designated account under Borrower’s control at the Clearing Bank so that the security deposits shall not be commingled with any other funds of Borrower or Operating Tenant (such account, the “Security Deposit Account”). After the occurrence and during the continuance of an Event of Default, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender or Servicer in a Subaccount (the “Security Deposit Subaccount”) subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrower together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender).

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3.9           Cash Collateral Subaccount. If a Cash Management Period shall have commenced (other than a Cash Management Period triggered solely as a result of a Required Amortization Period), then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Management Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the “Cash Collateral Subaccount”) as cash collateral for the Debt. Any funds in the Cash Collateral Account and not previously disbursed or applied shall be disbursed to Borrower upon the termination of such Cash Management Period. Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default, in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of Principal (together with the applicable Yield Maintenance Premium applicable thereto).

3.10       Grant of Security Interest; Application of Funds. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all of Borrower’s right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account, all Subaccounts created pursuant to this Agreement (collectively, the “Cash Management Accounts”). Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents and other payments owed to Lender in its possession prior to the (i) payment of such Rents or other amounts to Lender or (ii) deposit of such Rents and other amounts into the Clearing Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-l Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender’s sole and absolute discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Subaccount (other than the Tax and Insurance Subaccount) shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrower.

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3.11       Property Cash Flow Allocation.

(a)          During any Cash Management Period, any amounts deposited into the Deposit Account up to and including the Business Day prior to a Payment Date shall be applied on such Payment Date as follows in the following order of priority: (i) First, to make payments into the Tax and Insurance Subaccount as required under Section 3.3; (ii) Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Deposit Account Agreement; (iii) Third, to Lender to pay the interest and Principal (if applicable) due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.11(a), then due to Lender under the Loan Documents); (iv) Fourth, to make payments into the Capital/FF&E Reserve Subaccount as required under Section 3.4; (v) Fifth, to make payments for Approved Operating Expenses as required under Section 3.6; and (vi) Lastly, (A) during a Required Amortization Period, to make a prepayment of Principal in an amount equal to all Available Cash on such Payment Date in accordance with Section 2.2.1(b), and (B) during any other Cash Management Period, to make payments in an amount equal to all remaining Available Cash on such Payment Date into the Cash Collateral Subaccount in accordance with Section 3.9 hereof.

(b)          The failure of Borrower to make all of the payments required under clauses (i) through (vi) of Section 3.11(a) in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

(c)          Notwithstanding anything to the contrary contained in this Section 3.11, after the occurrence of an Event of Default, Lender may apply all Rents deposited into the Deposit Account and other proceeds of repayment in such order and in such manner as Lender shall elect in its sole and absolute discretion.

(d)          With respect to Lender’s retention and application of Available Cash pursuant to subclause (vi)(A) of clause (a) above, same shall also be deemed to constitute payment of base rent payable under the Operating Lease to the extent of any such application.

4.          REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 3 with reference to a specific Section of this Article 4:

4.1           Organization; Special Purpose. Each Borrower has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Each Borrower is a Special Purpose Bankruptcy Remote Entity.

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4.2           Proceedings; Enforceability. Each Borrower has the power to execute, deliver and perform, and has taken all necessary action to authorize the execution, delivery and performance of, the Loan Documents. The Loan Documents have been duly executed and delivered by each Borrower and constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents are not subject to, and no Borrower has asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

4.3           No Conflicts. The execution, delivery and performance of the Loan Documents by each Borrower and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of such Borrower pursuant to the terms of, any agreement or instrument or organizational document to which such Borrower is a party or by which it or its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over such Borrower or any of its properties. No Borrower’s rights under the Licenses and the Management Agreement will be adversely affected by the execution and delivery of the Loan Documents, such Borrower’s performance thereunder, the recordation of the Mortgage, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or any other Person required for the execution, delivery and performance by each Borrower of the Loan Documents has been obtained and is in full force and effect.

4.4           Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting any Borrower, Operating Tenant, the Manager or the Property, which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of such Borrower (including the ability of such Borrower to carry out its obligations under the Loan Documents) or the condition or ownership of the Property.

4.5           Agreements. No Borrower is a party to any agreement or instrument or subject to any restriction which might materially adversely affect such Borrower or the Property, or such Borrower’s business, properties, operations or condition, financial or otherwise. No Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

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4.6           Title. Borrower has good, marketable and indefeasible title in fee to the real property and good title to the balance of the Property, free and clear of all Liens except the Permitted Encumbrances. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid. The Mortgage when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Borrower’s interest in that portion of the Property constituting interests in real estate (including fixtures), and (ii) to the extent that a security interest therein may be created under the Uniform Commercial Code and perfected by the filing of a UCC Financing Statement, valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid. The Permitted Encumbrances do not materially adversely affect the value, operation or use of the Property, or Borrower’s ability to repay the Loan. No Condemnation or other proceeding has been commenced or, to each Borrower’s best knowledge, is contemplated with respect to all or part of the Property or for the relocation of roadways providing access to the Property. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property. The survey for the Property delivered to Lender does not fail to reflect any material matter affecting the Property or the title thereto. Except as shown on the survey, all of the Improvements included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvement on an adjoining property encroaches upon the Property, and no easement or other encumbrance upon the Property encroaches upon any of the Improvements, except those insured against by the Title Insurance Policy. Each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, or any contemplated improvements to the Property that may result in such special or other assessments.

4.7           No Bankruptcy Filing. Neither Borrower nor Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of the Property or all or a major portion of its property (a “Bankruptcy Proceeding”), and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or Guarantor, or in any way related to the Property. In addition, neither Borrower nor any principal nor any Affiliate of Borrower has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.

4.8           Full and Accurate Disclosure. No statement of fact made by a Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to any Borrower that has not been disclosed to Lender which adversely affects, or, as far as such Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of such Borrower and, to Borrower’s knowledge, the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of such Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. No Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower or the Property from that set forth in said financial statements.

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4.9           Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Each Borrower believes that its tax returns (if any) properly reflect the income and taxes of such Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

4.10         ERISA; No Plan Assets. As of the date hereof and throughout the Term (i) no Borrower is or will be an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) none of the assets of any Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with a Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, no Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

4.11        Compliance. Each Borrower and, to such Borrower’s knowledge, the Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances). Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of such Borrower. The Property is used exclusively for hotel, residential and retail purposes and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of each Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

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4.12         Contracts. There are no service, maintenance or repair contracts affecting the Property that are not terminable on one month’s notice or less without cause and without penalty or premium, except as otherwise disclosed on Schedule 11 attached hereto. All service, maintenance or repair contracts affecting the Property have been entered into at arm’s-length in the ordinary course of each Borrower’s business and provide for the payment of fees in amounts and upon terms comparable to existing market rates. No agreement or instrument to which a Borrower or Operating Tenant is a party or is subject to or to which the Property is subject, provides any Person with the right to obtain, a Lien on the Property superior to the Lien of the Mortgage. The list of contracts set forth on Schedule 11 hereto represents all of the service, maintenance and repair contracts affecting the Property.

4.13       Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. No Borrower is (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.14      Easements, Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.15      Physical Condition. Other than any Required Repairs, the Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; to Borrower’s knowledge, there exists no structural or other material defect or damages to the Property, whether latent or otherwise. No Borrower has received notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. No portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

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4.16      Leases. Borrower has delivered to Lender a true, correct and complete rent roll for the Property (the “Rent Roll”), which includes all Leases affecting the Property. Except as set forth on the Rent Roll: (i) each Lease is in full force and effect and all conditions precedent to each tenant’s obligations under the related Lease have been satisfied; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) to Borrower’s best knowledge, no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower’s best knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.8; (viii) Operating Tenant is the sole owner of the entire lessor’s interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of the Operating Tenant and the applicable tenant thereunder; (x) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Lease; and (xi) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement (subject to non-disturbance provisions approved by Lender). None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder. To each Borrower’s knowledge, no tenant has made an assignment for the benefit of creditors, or is subject to any federal or state bankruptcy or reorganization arrangement pursuant to federal bankruptcy law or any similar federal or state law, or any proceeding for the dissolution or liquidation of such tenant.

4.17      Fraudulent Transfer. No Borrower has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

4.18      Ownership of Borrower and Operating Tenant. The only members of Borrower are (i) in the case of Chase Park Plaza Hotel, LLC, the only members are Behringer Harvard Opportunity OP I, LP, a Texas limited partnership, and Kingsdell L.P., a Delaware limited partnership; and (ii) in the case of The Private Residences, LLC, the only members are Behringer Harvard Private Residences, Inc., a Delaware corporation, and Kingsdell L.P., a Delaware limited partnership. The membership interests in Borrower are owned free and clear of all Liens, warrants, options and rights to purchase. Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 5 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in Borrower and Operating Tenant.

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4.19       Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

4.20       Hazardous Substances. (i) The Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any Legal Requirements relating to Toxic Mold, any state super-lien and environmental clean-up statutes, any local law requiring related permits and licenses, any common law relating to Toxic Mold or other Hazardous Substances, and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (ii) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, including Toxic Mold, or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”); (iii) to the best of Borrower’s knowledge, after due inquiry, no Hazardous Substances are or have been (including the period prior to Borrower’s acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) to the best of Borrower’s knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property in violation of Environmental Laws; (v) no underground storage tanks exist on the Property and the Property has never been used as a landfill; and (vi) to Borrower’s best knowledge, there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower which have not been provided to Lender.

4.21       Name; Principal Place of Business. No Borrower uses or will use any trade name or has done or will do business under any name other than its actual name set forth herein. The principal place of business of each Borrower is its primary address for notices as set forth in Section 6.1, and no Borrower has any other place of business.

4.22       Other Debt. There is no indebtedness owed by Borrower with respect to the Property or any indebtedness secured over excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

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4.23       Operating Lease. The Operating Lease is in full force and effect and has not been modified or amended. There are no defaults under the Operating Lease and no event has occurred, which with the passage of time, the giving of notice, or both, would constitute an event of default under the Operating Lease. All rents, additional rents and other sums due and payable under the Operating Lease have been paid in full. No Borrower has commenced any action or given or received any notice for the purpose of terminating the Operating Lease. The minimum base rent payable under the Operating Lease is set forth on Schedule 12 attached hereto, together with percentage rent, as set forth in the Operating Lease. Operating Tenant is current with respect to, and is paying the full rent and other charges stipulated in the Operating Lease.

4.24       Embargoed Person. None of the funds or assets of any Guarantor or of any Borrower constitute property of, or are beneficially owned directly or, to such Borrower’s best knowledge, indirectly, by any Embargoed Person (as hereinafter defined) and no Embargoed Person has any direct interest, and to each Borrower’s best knowledge, as of the date hereof, based upon reasonable inquiry by such Borrower, indirect interest, of any nature whatsoever in such Borrower or any Guarantor, as applicable, with the result that the investment in such Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.25       Anti-Money Laundering. None of the funds of any Borrower or any Guarantor, as applicable, that are used to consummate this transaction are derived from or are the proceeds of any unlawful activity, with the result that the investment in a Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law or may cause any of the Mortgaged Property to be subject to forfeiture or seizure. Each Borrower has used commercially reasonable efforts to ascertain the identity of all persons and entities who have provided funds to capitalize such Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

4.26       Condominium Documents.

(a)          Borrower is the owner of all of the Condominium Property. Borrower owns 100% of the “Hotel Units” (as defined in the Master Declaration) and a corresponding 60.5% of the Master Common Elements (as the owner of the Hotel Units). Borrower has the power, directly or indirectly, to control the management and policies of the Master Condominium Association.

(b)          All of the Condominium Documents are in full force and effect, unmodified by any writing or otherwise.

(c)          To the knowledge of Borrower, all conditions of the Condominium Documents which were required to be satisfied, and all approvals which were required to be given, as of the date hereof, have been satisfied, given or waived.

(d)          No Borrower nor any Affiliate of any Borrower has sent or received a notice of default under any of the Condominium Documents.

(e)          No Borrower is, and to each Borrower’s knowledge, no other party is, in default under any of the terms or provisions of the Condominium Documents and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by a Borrower, or, to each Borrower’s knowledge, any other party, under any of the Condominium Documents.

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(f)          Borrower has delivered to Lender a true and correct copy of each of the Condominium Documents, together with true and correct copies of all amendments and modifications thereof.

(g)          All Common Charges, charges, fees, assessments and reserves under the Condominium Documents that are payable by Borrower have been paid to the extent they are payable prior to the date hereof.

(h)          Except for the monthly condominium fees payable to the Residential Condominium Association by Borrower on the unsold Condominium Units owned by The Private Residences, LLC, there are no regularly scheduled monthly Common Charges payable under the Condominium Documents. No Borrower has knowledge of any pending assessments to which it would be subject under the Condominium Documents.

(i)          The Master Condominium Association currently maintains insurance coverage with respect to all of the Master Common Elements and the Residential Condominium Association currently maintains insurance coverage with respect to all of the Residential Common Elements, each in accordance with the terms of the applicable Condominium Documents.

(j)          All of the members and officers of the Board of Directors of the Master Condominium Association and the Residential Condominium Association are listed on Schedule 7 attached hereto. The members of the Board of Directors of the Master Condominium Association and the Residential Condominium Association appointed by Borrower are designated as such on Schedule 7 attached hereto.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.20  shall survive in perpetuity.

5.          COVENANTS

Until the end of the Term, each Borrower hereby covenants and agrees with Lender that:

5.1           Existence. Each Borrower shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain (or cause Operating Tenant to obtain and maintain) all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

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5.2           Taxes. Borrower shall pay (or cause Operating Tenant to pay) all Taxes prior to delinquency and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes have been so paid within ten (10) days of payment, but in all events, no later than ten (10) days before they would be delinquent if not paid (provided, however, that Borrower need not pay (or cause Operating Tenant to pay) such Taxes nor furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against the Property, and shall promptly pay (or cause Operating Tenant to pay) for all utility services provided to the Property. After prior notice to Lender, Borrower, at Borrower’s expense, may contest (or permit Operating Tenant to contest) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes, provided that (i) no Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes, together with all interest and penalties thereon, which shall not be less than one hundred twenty-five percent (125%) of the Taxes and other charges being contested (less amounts then being retained in the Taxes and Insurance Subaccount to pay such Taxes so contested), and (vi) Borrower shall promptly upon final determination thereof pay the amount of such Taxes, together with all costs, interest and penalties. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

5.3         Repairs; Maintenance and Compliance; Alterations.

5.3.1   Repairs; Maintenance and Compliance. Borrower shall (or shall cause Operating Tenant to) at all times maintain, preserve and protect all franchises and trade names, and Borrower shall cause the Property to be maintained in a good and safe condition and repair and shall not (and shall cause Operating Tenant not to) remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.3.3 and normal replacement of Equipment with Equipment of equivalent value and functionality). Subject to the right of Borrower to contest as set forth in Section 5.3.2, Borrower shall promptly comply (and cause Operating Tenant to comply) with all Legal Requirements and promptly cure properly any violation of a Legal Requirement. Borrower shall notify Lender in writing within one Business Day after a Borrower first receives notice of any such non-compliance. Borrower shall (or cause Operating Tenant to) promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

5.3.2   Contest of Legal Requirements. Notwithstanding anything contained in this Agreement or the other Loan Documents to the contrary, after prior written notice to Lender, any Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement, or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be conducted in accordance with all applicable laws; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) the applicable Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against any Borrower or the Property; and (vi) the applicable Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

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5.3.3    Alterations. Borrower may, without Lender’s consent, perform (or permit Operating Tenant to perform) alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not materially and adversely affect a Borrower’s financial condition or the value or Net Operating Income of the Property and (iii) are in the ordinary course of a Borrower’s business. Borrower shall not perform (or permit Operating Tenant to perform) any Material Alteration without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to one hundred twenty-five percent (125%) of the cost of the Material Alteration as estimated by Lender. Upon substantial completion of the Material Alteration, Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld, conditioned or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.3.2.

5.4           Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Property, including the Condominium Documents and the Loan Documents.

5.5           Cooperate in Legal Proceedings. Each Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.6           Further Assurances. Each Borrower shall, at such Borrower’s sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender’s request therefor given from time to time after the occurrence of any Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower, and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

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5.7         Environmental Matters.

5.7.1      Hazardous Substances. So long as a Borrower owns or is in possession of the Property, such Borrower shall (and shall cause Operating Tenant to) (i) keep the Property in compliance with all Environmental Laws, (ii) promptly notify Lender if such Borrower shall become aware that (A) any Hazardous Substance is on or near the Property in violation of Environmental Laws, (B) the Property is in violation of any Environmental Laws or (C) any condition on or near the Property shall pose an imminent threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender (“Lender’s Consultant”)), promptly after a Borrower becomes aware of same, at such Borrower’s sole expense. Any removal, remediation and/or cure of any violation relating to Toxic Mold shall include, without limitation, all acts required to clean and disinfect any portions of the Property affected by Toxic Mold and to eliminate the source(s) of Toxic Mold in or on the Property, including, without limitation, providing any necessary moisture control systems at the Property. Nothing herein shall prevent a Borrower from recovering such expenses from any other party that may be liable for such removal, remediation or cure.

5.7.2      Environmental Monitoring.

(a)          Each Borrower shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all claims made or threatened by any third party (including any Governmental Authority) against a Borrower or Operating Tenant or the Property or any party occupying the Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) a Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Upon becoming aware of the presence of mold or fungus at the Property, Borrower shall (i) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and (iii) provide evidence reasonably satisfactory to Lender of the foregoing. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.

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(b)          Upon Lender’s request, at any time and from time to time, Borrower shall provide an inspection or audit of the Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near the Property, and if Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrower. Such inspections and audit may include soil borings and ground water monitoring. If Borrower fails to provide any such inspection or audit within thirty (30) days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit.

(c)          If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property by Borrower, or presently exists or is reasonably suspected of existing, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law (“Remedial Work”), Borrower shall commence all such Remedial Work within thirty (30) days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law). All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrower, including Lender’s reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower’s expense. Notwithstanding the foregoing, Borrower shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in a Borrower or such Remedial Work violating any Environmental Law, or (z) if a Borrower, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrower shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower fails to promptly perform the Remedial Work being contested, and if Borrower fails to prevail in contest, Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower’s failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the cost of such Remedial Work as estimated by Lender or Lender’s Consultant and any loss or damage that may result from Borrower’s failure to prevail in such contest.

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(d)          No Borrower shall install or permit to be installed on the Property any underground storage tank.

5.8         Title to the Property; Liens. Borrower will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.9         Leases.

5.9.1     Generally. Upon request, Borrower shall furnish Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s length transactions with bona fide, independent third-party tenants.

5.9.2     Material Leases. Borrower shall not (and shall not allow Operating Tenant to) enter into a proposed Material Lease or a proposed renewal, extension or modification of an existing Material Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld, conditioned or delayed. Prior to seeking Lender’s consent to any Material Lease, Borrower shall deliver to Lender a copy of such proposed lease (a “Proposed Material Lease”) blacklined to show changes from the standard form of Lease (if any) approved by Lender and then being used by Borrower or Operating Tenant. Lender shall approve or disapprove each Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease for which Lender’s approval is required under this Agreement within ten (10) Business Days of the submission by Borrower to Lender of a written request for such approval, accompanied by a final copy of the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. If requested by Borrower, Lender will grant conditional approvals of Proposed Material Leases or proposed renewals, extensions or modifications of existing Material Leases at any stage of the leasing process, from initial “term sheet” through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. Provided that no Event of Default is continuing, if Borrower provides Lender with a written request for approval (which written request shall specifically refer to this Section 5.9.2 and shall explicitly state that failure by Lender to approve or disapprove within ten (10) Business Days will constitute a deemed approval) and Lender fails to reject the request in writing delivered to Borrower within ten (10) Business Days after receipt by Lender of the request, the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease shall be deemed approved by Lender, and Borrower (or Operating Tenant, as applicable) shall be entitled to enter into such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease.

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5.9.3     Minor Leases. Notwithstanding the provisions of Section 5.9.2 above, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease (if any) which shall have been approved by Lender, (iii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates, (b) shall provide that any free rent or other rental concessions will be applied at the commencement of the term thereof, (c) shall have an initial term (together with all renewal options) of not less than three (3) years or greater than ten (10) years, (d) shall provide for automatic self-operative subordination to the Mortgage and, at Lender’s option, (x) attornment to Lender and (y) the unilateral right by Lender, at the option of Lender, to subordinate the Lien of the Mortgage to the Lease, and (e) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property) or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower’s certification that it has satisfied all of the conditions of the preceding sentence within ten days after the execution of the Lease.

5.9.4     Additional Covenants with respect to Leases. Borrower shall (and shall cause Operating Tenant to) (i) observe and perform the material obligations imposed upon Borrower (or the Operating Tenant, if applicable) under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) promptly send copies to Lender of all notices of default that a Borrower or Operating Tenant shall send or receive under any Lease; (iii) enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) not collect any of the Rents more than one month in advance (other than security deposits); (v) not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) not modify any Lease in a manner inconsistent with the Loan Documents; (vii) not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (ix) not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of a Borrower’s or Operating Tenant’s commercially reasonable judgment in connection with a tenant default under a Minor Lease) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld, conditioned or delayed.

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5.9.5     SNDA. Notwithstanding anything in this Section 5.9 to the contrary, at Borrower’s request and at Borrower’s sole cost and expense, Lender shall enter into a subordination, non-disturbance and attornment agreement on Lender’s then current form with any tenant under a commercial Lease.

5.10        Estoppel Statement.

5.10.1     Borrower. After request by Lender (but no more than twice in any twelve month period), Borrower shall within ten days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

5.10.2     Condominium Associations. After request by Lender, Borrower shall request from each of the Master Condominium Association and the Residential Condominium Association an estoppel certificate in such form and addressing such matters as are reasonably requested by Lender.

5.11         Property Management.

5.11.1     Management Agreement. Borrower shall cause Operating Tenant to (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other material notice, report and estimate received by a Borrower or Operating Tenant under the Management Agreement; and (v) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by Manager under the Management Agreement. Without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), Borrower shall not and shall cause Operating Tenant not to (a) surrender, terminate, cancel, extend or renew the Management Agreement (other than extensions or renewals pursuant to the express renewal/extension provisions set forth in the Management Agreement on the same terms and conditions set forth therein as in effect on the date hereof, or as hereafter amended or modified in accordance with the terms and conditions set forth in this Agreement) or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.11.2); (b) reduce or consent to the reduction of the term of the Management Agreement; (c) increase or consent to the increase of the amount of any charges under the Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; or (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement).

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5.11.2    Termination of Manager. If (i) an Event of Default shall be continuing, or (ii) Manager is in default under any material provisions of the Management Agreement, Borrower shall cause Operating Tenant, at the request of Lender, to terminate the Management Agreement and replace Manager with a replacement manager acceptable to Lender in Lender’s discretion and the applicable Rating Agencies on terms and conditions satisfactory to Lender and the applicable Rating Agencies. Borrower’s failure to cause Operating Tenant appoint an acceptable manager (unless resulting from Lender’s or the Rating Agencies’ failure to approve proposed replacements) within forty-five (45) days after Lender’s request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default. Borrower may from time to time permit Operating Tenant to appoint a successor manager to manage the Property, which successor manager and Management Agreement shall be approved in writing by Lender in Lender’s discretion and the applicable Rating Agencies.

5.12    Special Purpose Bankruptcy Remote Entity. Each Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity. A “Special Purpose Bankruptcy Remote Entity” shall have the meaning set forth on Schedule 5 hereto.

5.13    Assumption in Non-Consolidation Opinion. Each Borrower shall conduct its business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by such Borrower’s counsel in connection with the Loan, shall be true and correct in all respects.

5.14    Change in Business or Operation of Property. Borrower shall not purchase or own any real property other than the Property and shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as a hotel, condominium and retail property or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).

5.15    Zoning. No Borrower shall initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.16    No Joint Assessment. No Borrower shall suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.17    Principal Place of Business. No Borrower shall change its principal place of business or chief executive office without first giving Lender thirty (30) days’ prior notice.

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5.18         Change of Name, Identity or Structure. No Borrower shall change its name, identity (including its trade name or names) or such Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in a Borrower’s structure, without first obtaining the prior written consent of Lender. Each Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, each Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which such Borrower intends to operate the Property, and representing and warranting that such Borrower does business under no other trade name with respect to the Property.

5.19         Indebtedness. Borrower shall not directly or indirectly create, incur or assume any indebtedness other than (i) the Debt, (ii) amounts accrued but not yet due and payable in connection with Permitted Encumbrances, (iii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property, (iv) Permitted Equipment Financing (hereinafter defined), which in the case of such unsecured trade payables and Permitted Equipment Financing (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of three percent (3%) of the original amount of the Principal and (C) are paid within sixty (60) days of the date incurred, (v) loans extended from owners of interests in Borrower or Affiliates of Borrower to Borrower in order to provide capital to Borrower, provided that (1) any such loan shall be unsecured and subordinate to the Loan in all respects, (2) such owner or Affiliate, as applicable, agrees to make no claim for such loan until the Loan has been paid in full, (3) such owner or Affiliate, as applicable, agrees that it will not take any action or initiate any proceedings, judicial or otherwise, to enforce its rights or remedies with respect to any such loan, including without limitation any action to enforce remedies with respect to any defaults under such loan or to obtain any judgment or prejudgment remedy against Borrower, until the Loan has been paid, (4) such owner or Affiliate, as applicable, agrees that it will not commence or join with any other creditor or creditors of Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against Borrower and (5) any such loan is payable only to the extent of available excess cash flow (or upon a sale or refinancing of the Property, the proceeds of which are used to repay the Loan in full) and (vi) the financing of Borrower’s obligations with respect to casualty insurance pursuant to Section 3.3.2 hereof (collectively, “Permitted Indebtedness”). As used herein, “Permitted Equipment Financing” means equipment financing that is (i) entered into in the ordinary course of Borrower’s business, (ii) for equipment related to the ownership and operation of the Property whose removal would not materially damage or impair the value of the Property, and (iii) which is secured only by the financed equipment. Notwithstanding the foregoing, with respect to the sixty (60) day period set forth above, Borrower may, at its own expense, contest the amount or validity of any such Permitted Indebtedness (during which time such sixty (60) day period shall be tolled), provided that if Borrower desires to withhold payment of such Permitted Indebtedness during the pendency of the contest, (i) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (iii) Borrower shall have furnished such security as may be requested by Lender, to insure the payment of any such Permitted Indebtedness, together with all interest and penalties thereon, which shall not be greater than 125% of the Permitted Indebtedness being contested, and (iv) Borrower shall promptly upon final determination thereof pay the amount of such Permitted Indebtedness, together with all costs, interest and penalties and Borrower shall be permitted to use such security to make such payment.

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5.20         Licenses. No Borrower shall Transfer any License required for the operation of the Property (other than in connection with a Transfer and Assumption).

5.21         Compliance with Restrictive Covenants, Etc. No Borrower will (or will permit Operating Tenant to) enter into, modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s reasonable discretion. Notwithstanding the foregoing, Borrower may, without Lender’s consent, grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telecommunications lines, electric lines or other utilities or for other similar purposes or other purposes (which may include amendments to existing reciprocal easement agreements), provided that no such encumbrance or amendment set forth in this Section 5.21 shall adversely impair (other than to a de minimis extent) the utility, operation or use of the Property or otherwise have an adverse effect on the value of the Property or on the financial condition or business of Borrower. In connection with any such grant permitted pursuant to this Section 5.21, Borrower shall deliver to Lender (a) twenty (20) days prior written notice thereof; (b) a copy of the instrument or instruments of such grant; (c) an Officer’s Certificate stating that such grant does not adversely impair the utility, operation and use of the Property or have an adverse effect on the value of the Property or the financial condition or business of Borrower or the condition or ownership of the Property; and (d) reimbursement of all of Lender’s reasonable out-of-pocket costs and expenses incurred in connection with such grant.

5.22        ERISA.

(1)         Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(2)         No Borrower shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of a Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of Borrower to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.

(3)         Each Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as reasonably requested by Lender that (A) such Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) such Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of such Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101.

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5.23         Prohibited Transfers.

5.23.1         Generally. Borrower shall not directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer.

5.23.2         Transfer and Assumption.

(a)          Notwithstanding the foregoing and subject to the terms and satisfaction of all the conditions precedent set forth in this Section 5.23.2, at any prior to the Payment Date occurring in June, 2014, Borrower shall have the one-time right to Transfer the Property to another party (the “Transferee Borrower”) and have the Transferee Borrower assume all of Borrower’s obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents (collectively, a “Transfer and Assumption”). Borrower may make a written application to Lender for Lender’s consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (b) and (c) of this Section 5.23.2. Together with such written application, Borrower will pay to Lender the reasonable review fee then required by Lender. Borrower also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys’ fees and expenses in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs. Borrower also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys’ fees and expenses, and, if a securitization has occurred, including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

(b)          Lender’s consent, which may be withheld in Lender’s sole and absolute discretion, to a Transfer and Assumption shall be subject to the following conditions:

(i)          No Event of Default has occurred and is continuing;

(ii)         Borrower has submitted to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the Property, Transferee Borrower, replacement guarantors and indemnitors and Borrower;

(iii)        Evidence satisfactory to Lender has been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply and will comply with Section 5.11 hereof, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

(iv)        If the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, then Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies (if required pursuant to a pooling and servicing agreement from and after the occurrence of a Secondary Market Transaction)

(v)         Borrower shall have paid all of Lender’s reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Lender as a deposit against Lender’s costs and expenses in connection with the effecting the Transfer and Assumption;

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(vi)        Borrower, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in subsection (c) below;

(vii)       The identity, experience, financial condition and creditworthiness of the Transferee Borrower and the replacement guarantors and indemnitors shall be satisfactory to Lender; and

(viii)      The proposed property manager and proposed Management Agreement shall be satisfactory to Lender.

(b) If Lender consents to the Transfer and Assumption, the Transferee Borrower and/or Borrower as the case may be, shall immediately deliver the following to Lender:

(i)          Borrower shall deliver to Lender an assumption fee in the amount of one-half of one percent (0.50%) of the then unpaid Principal;

(ii)         Borrower, Transferee Borrower and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all documents required by Lender, in form and substance required by Lender, in Lender’s sole discretion;

(iii)        Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance satisfactory to Lender as to such matters as Lender shall reasonably require, which may include opinions as to substantially the same matters and were required in connection with the origination of the Loan (including a new substantive non-consolidation opinion with respect to the Transferee Borrower);

(iv)        Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to the Title Insurance Policy in form and substance acceptable to Lender, in Lender’s reasonable discretion (the “Endorsement”); and

(v)         Borrower shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender’s reasonable attorneys fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Lender of the Endorsement.

(vi)        Notwithstanding anything to the contrary set forth in this Agreement, upon the closing of a Transfer and Assumption, Lender shall release Borrower and Guarantor from all obligations under the Loan Documents arising from and after the date of the Transfer and Assumption.

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5.24         Liens. Without Lender’s prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any direct or indirect legal or beneficial ownership interest in Borrower, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within thirty (30) days after Borrower first receives notice of such Lien. However, notwithstanding anything contained herein to the contrary, after prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, any Lien or the amount or validity or application thereof, provided (a) no Event of Default has occurred and is continuing, (b) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such proceeding, (c) Borrower shall have deposited with Lender adequate reserves for the payment of such amounts, together with all interest and penalties thereon, unless Borrower has paid all of such amounts under protest, and (d) Borrower shall have furnished the security as may be required in such proceeding, to insure the payment of any amounts due, together with all interest and penalties thereon. Lender may apply any such reserves held by Lender at any time when the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.25         Dissolution. No Borrower shall (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of such Borrower except to the extent expressly permitted by the Loan Documents.

5.26         Expenses. Borrower shall reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) each Borrower’s and Lender’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender’s Liens in the Property and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, Mortgage, recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property, or any other security given for the Loan; (viii) fees charged by Rating Agencies in connection with the Loan or any modification thereof; (ix) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any insolvency or bankruptcy proceedings and (x) the fees and expenses of any special servicer retained in respect of the Loan. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten days after demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrower. The obligations and liabilities of Borrower under this Section 5.26 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

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5.27         Indemnity. Borrower shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Property (or any part thereof), the Loan, the Loan Documents or any of the rights and remedies granted to Lender under the Loan Documents, including: (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower or contained in any documentation approved by Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of Borrower or the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable within ten (10) days after demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrower under this Section 5.27 shall survive the Term (with respect to any matter occurring or in existence prior to the end of the Term), the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure and the termination of the Loan Documents.

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5.28         Embargoed Person. (a) At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (i) none of the funds or assets of Borrower or any Guarantor, whether or not used to repay the Loan, shall constitute property of, or shall be beneficially owned directly or, to each Borrower’s best knowledge, indirectly, by any person, entity or government subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that are identified on (A) the “List of Specially Designated Nationals and Blocked Persons” maintained by the Office of Foreign Assets Control (“OFAC”), U.S. Department of the Treasury’s FINCEN list, and/or to each Borrower best knowledge, as of the date thereof, based upon reasonable inquiry by such Borrower, on any other similar list maintained by OFAC or FINCEN pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in such Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law, or the Loan made by Lender would be in violation of law, or (B) Executive Order 13224 (September 23, 2001) issued by the President of the United States (“Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), any related enabling legislation or any other similar Executive Orders, and (ii) no Embargoed Person shall have any direct interest or, to each Borrower’s best knowledge, indirect interest, of any nature whatsoever in such Borrower or any Guarantor, as applicable, with the result that the investment in such Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

(b)          At all times throughout the term of the Loan, neither Borrower nor any Guarantor, nor any Person controlling, controlled by or under common control with any Borrower or any Guarantor, nor, to Borrower’s actual knowledge, any Person having a beneficial interest in, or for whom Borrower or Guarantor is acting as agent or nominee in connection with the investment, is (a) a country, territory, person or entity named on an OFAC or FINCEN list, or is a Person that resides in or has a place of business in a country or territory named on such lists; (b) a Person resident in, or organized or chartered under the laws of a jurisdiction identified as non-cooperative by the Financial Action Task Force (“FATF”); or (c) a Person whose funds originate from or will be routed through, an account maintained at a foreign shell bank or “offshore bank”.

(c)          No Borrower nor any Guarantor, nor any Person controlling, controlled by or under common control with Borrower or any Guarantor, is a “senior political figure” or an “immediate family” member or “close associate” (as all such terms are defined below) of a senior foreign political figure within the meaning of the USA PATRIOT Act (i.e., the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56, as may be amended). For the purposes of this subsection (c), (i) “senior foreign political figure” means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party or a senior executive of a foreign government-owned corporation, and such term also includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior political figure, (ii) “immediate family” of a senior foreign political figure includes the figure’s parents, siblings, spouse, children and in-laws, and (iii) “close associate” of a senior foreign political figure means a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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5.29         Anti-Money Laundering. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, none of the funds of Borrower or any Guarantor, as applicable, that are used to consummate this transaction or to repay the Loan shall be derived from or are the proceeds of any unlawful activity, with the result that the investment in a Borrower or any Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law or may cause any of the Mortgaged Property to be subject to forfeiture or seizure. Each Borrower has ascertained the identity of all persons and entities who have provided funds to capitalize such Borrower and has conducted verification procedures which are sufficient to establish the identity and source of such funds.

5.30        Condominium Covenants.

(a)          Borrower shall perform all of the obligations of the owner of the Condominium Property under the Condominium Documents.

(b)          Subject to its right to contest, if any, under the Condominium Documents, Borrower shall promptly pay, when due and payable all charges, dues and assessments imposed on the owner of the Condominium Property under the Condominium Documents.

(c)          If Borrower shall default in the performance or observance of any term, covenant or condition of any of the Condominium Documents on the part of Borrower to be performed or observed, then, after the expiration of any applicable notice and cure periods and without limiting the generality of the other provisions of the Mortgage and this Agreement and without waiving or releasing Borrower from any of their obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Condominium Documents on the part of Borrower, to be performed or observed or to be promptly performed or observed on behalf of Borrower. Lender and any person designated as Lender’s agent by Lender shall have, and are hereby granted, the right to enter upon the Property at any reasonable time, on reasonable notice and from time to time for the purpose of taking any such action. If Borrower fails to pay such charges, dues and assessments, Lender may pay the same and such amounts shall be added to the Debt and shall bear interest at the Default Rate until paid.

(d)          Without Lender’s prior consent, Borrower shall not (i) modify, change, supplement, alter or amend (in any material respect), or terminate any of the Condominium Documents related to the Master Condominium Association, (ii) waive or release any material rights thereunder or (iii) consent to any material increase in its obligations thereunder, except with respect to (A) the rules and regulations of the Master Condominium Association and (B) customary increases in condominium charges payable by Condominium Unit owners to address increased operational costs.

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(e)          Borrower hereby assigns to Lender, as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of the Mortgage and this Agreement, all of the rights and benefits accruing to Borrower under the Condominium Documents with respect to the Property (the exercise of which will be made subject to and in accordance with the provisions hereof and of the other Loan Documents), including, (i) any right of Borrower to amend, modify or terminate any of the Condominium Documents, (ii) any right of Borrower to terminate the condominium regime, including, as a result of Condemnation or Casualty, (iii) any rights and powers delegated to Borrower by the Condominium Associations pursuant to the Condominium Documents, and (iv) any right of Borrower to determine whether or not the Improvements will be restored or repaired following a fire or other casualty. If Lender, its nominee, designee, successor, or assignee acquires title to one or more of the Condominium Units by reason of foreclosure of the Mortgage, deed-in-lieu of foreclosure or otherwise, Lender, its nominee, designee, successor, assign or such purchaser, shall (x) succeed to all of the rights of and benefits accruing to Borrower under the Condominium Documents with respect to the Property, (y) be entitled to exercise all of the rights and benefits accruing to Borrower under the Condominium Documents with respect to the Property, and (z) have the immediate right to remove any and all managers, members, directors, trustees and/or officers of the Condominium Associations appointed by Borrower, subject to the terms of the Condominium Documents, and thereupon Lender, its nominee, designee, successor or assignee shall have the right to appoint managers, members, directors, trustees and/or officers of the Condominium Associations, in replacement for those managers, trustees, members, directors and/or officers so removed, subject to the terms of the Condominium Documents. At such time as Lender shall reasonably request, Borrower agrees to execute and deliver to Lender such documents as Lender and its counsel may require in order to insure that the provisions of this Section 5.30(e) will be validly and legally enforceable and effective against Borrower and all parties claiming by, through, under or against Borrower. In addition, Borrower covenants and agrees to give to Lender prompt notice of any notice of special assessment relating to any of the Condominium Units received by Borrower. Borrower hereby assigns to Lender, as further and additional security for the Debt and Borrower’s obligations hereunder, all of Borrower’s right to make rules and regulations for the Condominium Associations. It is intended by Borrower that the assignment in this Section 5.30(e) constitute a present, absolute assignment of Borrower’s rights under the Condominium Documents. Notwithstanding the provisions of this Section 5.30(e), until an Event of Default occurs, Borrower shall have the revocable right and license to exercise and enforce its rights and benefits under the Condominium Documents, subject to and in accordance with the limitations, terms and provisions hereof and of the other Loan Documents respecting any such exercise and enforcement (including the provisions hereof and of the other Loan Documents prohibiting, or requiring Lender’s prior written consent to, certain actions of Borrower with respect to the Condominium Documents and the Property); provided that upon the occurrence and during the continuance of any such Event of Default, such revocable right and revocable license of Borrower shall be deemed automatically revoked without further notice, service, act or deed of Lender or any other person or entity.

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(f)          Each Borrower, for and on behalf of itself and its direct and indirect successors and assigns and assigns as owner of the condominium units which comprise the Property in the condominium regime, (i) irrevocably waives, to the extent permitted by law, any applicable law which grants to the trustees or managers of the Condominium Associations and/or the owners of the condominium units rights in the event of a Casualty or a Condemnation which are inconsistent with the provisions of this Agreement and (ii) expressly agrees to the application of the Proceeds or an Award (as applicable) in accordance with the provisions of this Agreement.

(g)          In each and every case in which, under the provisions of the Condominium Documents, the consent or the vote of the “Unit Owners” or “Board of Directors” is required, Borrower shall not vote or give such consent or allow the members on the Board of Directors of the Condominium Association appointed by Borrower to vote or give such consent, so as to materially impair the Lien of the Mortgage or the security therefor without, in each and every case, the prior written consent of Lender. Without limiting the foregoing, to the extent permitted by applicable law, Borrower shall not give any approval or make any election or vote regarding response to or action upon any Casualty, Condemnation, Material Alteration or any other matter which requires Lender’s approval hereunder or the other Loan Documents or is prohibited hereunder or the other Loan Documents, in each case without the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned if no Event of Default exists and Borrower satisfies the relevant conditions under the Loan Documents applicable to the matter for which Lender’s approval is requested hereunder.

(h)          Borrower shall (or shall cause each member of the Board of Directors of the Condominium Associations elected by Borrower to) execute and deliver to Lender an undated conditional resignation (a “Conditional Resignation”), whereby Borrower (or the member of the Board of Directors appointed by Borrower) tenders its resignations from the Condominium Associations and instructs the Condominium Associations that the successor members shall be designated by Lender, effective upon written notice from Lender to the Condominium Associations that an Event of Default has occurred and is continuing; it being understood and agreed to that such notice from the Lender shall be conclusive evidence that an Event of Default has occurred and is continuing and the Condominium Associations may rely on such notice from Lender without any further inquiry or investigation. Upon the occurrence of an Event of Default, Lender may, by notice to Borrower, tender any Conditional Resignation, now or hereafter delivered in connection with the Loan to the Condominium Associations, whereupon the resignation of any such member shall become effective and successor members to the Condominium Associations shall be designated by Lender.

(i)          Borrower will not remove or replace any of the members of the Board of Directors of the Condominium Associations appointed by Borrower without the prior consent of Lender, not to be unreasonably withheld or delayed, and which consent shall be conditioned upon the delivery by each new member of the Condominium Associations to Lender immediately after his or her appointment a Conditional Resignation.

(j)          Each Borrower will do all things necessary to preserve and to keep unimpaired its material rights, powers and privileges under the Condominium Documents and to prevent the termination or expiration of the Condominium Documents, or the withdrawal of the Property from a condominium form of ownership under applicable law, to the end that Borrower may enjoy all of the material rights granted to it as a party to the Condominium Documents.

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(k)          Each Borrower will (i) promptly notify Lender of the receipt by Borrower of any notice from the Condominium Associations or any other Unit Owner, asserting or claiming a default by a Borrower under the Condominium Documents or lack of compliance by a Borrower with the Condominium Documents, (ii) promptly notify Lender of the receipt by a Borrower of any notice or request from the Condominium Associations or other Unit Owner of the termination or purported termination of the Condominium Documents or to withdraw the Property from condominium ownership pursuant to applicable law or to seek any action for partition, (iii) promptly notify Lender of the receipt by a Borrower of any notice or request from the Condominium Associations or Unit Owner of the modification or change or proposed modification or change of the Condominium Documents, excluding such notices and requests related to proposed changes to the rules and regulations of the Condominium Associations and (iv) promptly cause a copy of each such notice of request received by a Borrower from the Condominium Associations or any Unit Owner, or from a holder of any mortgage or deed of trust on such other Unit, to be delivered to Lender. Borrower will permit Lender to participate in any such partition or withdrawal proceeding to the extent permitted by law and the Condominium Documents (but Lender shall not be obligated so to do). Borrower will promptly deliver to Lender a copy of each notice, pleading, brief and preliminary, interim and final determination or decision and other papers received by it in each such partition or withdrawal proceeding.

(l)          Borrower shall, within ten (10) Business Days after demand from Lender, obtain, if and to the extent that Borrower is entitled to the same under the Condominium Documents, and otherwise request from and make good faith efforts to obtain, from the Condominium Associations and deliver to Lender a duly signed and acknowledged certificate that the Condominium Documents are unmodified and in full force and effect (or, if the same have been modified in compliance with this Agreement, that the Condominium Documents are in full force and effect as modified and that there have been no other modifications), stating the dates to which the assessments, common charges and other charges payable under the Condominium Documents have been paid and stating whether to the certifying party’s knowledge, such Borrower is in compliance with the Condominium Documents, or, if not, specifying each default or failure of compliance of which the certifying party has knowledge. Borrower will, promptly upon Lender’s request, furnish Lender with a copy of all notices and statements, however characterized, issued by the Condominium Associations or relating to the Condominium Documents, including financial statements and projected budgets.

(m)          Borrower shall pay (i) all amounts which are due and payable to the Residential Condominium Association in respect of the Residential Units owned by Borrower, including, without limitation, all association dues (subject to Borrower’s right, if any, to contest same) and (ii) all other costs associated with the sales of such Residential Units, including, without limitation, marketing costs and brokerage commissions.

5.31         Hotel Operation. Borrower shall: (i) cause the hotel located on the Property to be operated, repaired and maintained as a well-maintained hotel providing amenities, services and facilities substantially equivalent or superior to hotels of similar average room rate and targeted market segment from time to time operating in the same or comparable geographic area of the Property, taking into consideration the age and location of the hotel located on the Property and (ii) maintain Inventory in amounts sufficient to meet the hotel industry standard for hotels comparable to the hotel located on the Property and at levels sufficient for the operation of the hotel located on the Property at full occupancy levels.

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5.32         Access to Property. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

5.33         Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary which may be contained in this Agreement, at all times throughout the Term, upon the request of Lender or any of Lender’s successors, assigns or participants in the Loan, upon advice of outside counsel to satisfy the requirement of management rights for purposes of the Department of Labor “plan assets” regulation 29 C.F.R., Section 2510.3 101, the management of Borrower shall consult with Lender or any of Lender’s successors, assigns or participants on significant business issues relating to the operation of the Property and make itself available quarterly either personally or by telephone at mutually agreeable times for such consultation; provided, however, that such consultation need not result in any change in a Borrower’s course of action, subject to Section 8.1. The aforementioned consultation rights are intended to satisfy the requirement of management rights for purposes of the Department of Labor “plan assets” regulation 29 C.F.R., Section 2510.3 101.

The rights described in this Section 5.33 may be exercised by any Person which owns (i) directly or indirectly, substantially all of the interests in Lender, (ii) a participation interest in the Loan or (iii) directly or indirectly, substantially all of the interests in the holder of any such participation interest (it being intended that any such Person described in clauses (i), (ii) and (iii) of this sentence is intended to be a third party beneficiary of the rights granted under this Section 5.33, with the direct right to enforce such rights against Borrower, notwithstanding the provisions of Section 10.19 to the contrary).

5.34         Operating Lease.

(a)          Each Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the Operating Lease and do all things necessary to preserve and to keep unimpaired its rights thereunder; (ii) promptly notify Lender of any default under the Operating Lease; and (iii) promptly enforce the performance and observance of all of the covenants required to be performed and observed by it under the Operating Lease. Without Lender's prior consent (which shall not be unreasonably withheld, conditioned or delayed), no Borrower shall (i) surrender, terminate or cancel the Operating Lease; (ii) reduce or consent to the reduction of the term of the Operating Lease; (iii) increase or consent to the increase of the amount of any charges under the Operating Lease; (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Operating Lease or (v) suffer or permit the occurrence or continuance of a default under the Operating Lease. Borrower shall promptly provide Lender with notice of any extension or renewal pursuant to clause (iii) of this Section 5.34. Notwithstanding anything contained in this Agreement or other Loan Documents to the contrary, Borrower and Operating Tenant shall have the right, without obtaining the consent of Lender, to enter into any amendment to the Operating Lease that is recommended by tax counsel to Guarantor in order to comply with federal tax laws relating to real estate investment trusts, provided that the same does not (i) have a material adverse effect on (A) the value, use or operation of the Property, (B) the financial condition of Borrower, (C) the Net Operating Income or (D) the ability of Borrower to pay any amounts under the Loan Documents as they become due, (ii) prevent Borrower from performing Borrower’s material obligations under this Agreement or any of the other Loan Documents, or (iii) prevent or impede or limit Lender’s ability to exercise those rights and remedies which Lender must reasonably be able to exercise in order to realize the principal benefits and/or security intended to be provided by the Loan Documents.

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(b)          With respect to each covenant contained in this Agreement or any other Loan Document relating to the use, operation or maintenance of the Property or any part thereof, pursuant to which Borrower is either required to perform any action or refrain from taking any action relating thereto, each such provision is intended to mean, and shall be construed as meaning, that Borrower shall either (i) perform or refrain from performing each such covenant themselves, or (ii) to the extent the same is under the control of Operating Tenant and not Borrower, Borrower shall cause the Operating Tenant to do so and shall enforce the obligations of the Operating Tenant to do so under the Operating Lease.

6.          NOTICES AND REPORTING

6.1           Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: PFP Holding Company II, LLC, c/o Prime Finance Partners 233 North Michigan, Suite 2318, Chicago, Illinois 60601, Attention: Steve Gerstung, Telecopier: (312) 276-9649, with a copy to: Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, Attention: Aaron Lehrfield, Esq., Telecopier: (212) 836-6705; if to Borrower: c/o Behringer Harvard Opportunity OP I, LP, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, Attention: Chief Legal Counsel, Telecopier: (214) 655-1610, with copies to Kingsdell L.P., 212 N. Kingshighway Blvd., Suite 1023, St. Louis, Missouri 63108, Attention: James L. Smith, Telecopier (314) 633-3034, and to Powell, Coleman and Arnold LLP, 8080 North Central Expressway, Suite 1380, Dallas, Texas 75206, Attention: Patrick M. Arnold, Esq., Telecopier: (214) 373-8768. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon the confirmation of such facsimile transmission.

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6.2          Borrower Notices and Deliveries. Each Borrower shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against such Borrower which might materially adversely affect such Borrower’s condition (financial or otherwise) or business or the Property; (ii) any material adverse change in such Borrower’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which such Borrower has knowledge; and (b) furnish and provide to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender. In addition, after request by Lender (but no more frequently than twice in any year), each Borrower shall furnish to Lender (x) within ten (10) days, a certificate addressed to Lender, its successors and assigns reaffirming (to the best of its knowledge) all representations and warranties of such Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) Borrower shall use commercially reasonable efforts to furnish to Lender, within thirty (30) days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at the Property in form and substance reasonably satisfactory to Lender.

6.3           Financial Reporting.

6.3.1           Bookkeeping. Each Borrower shall keep on a calendar year basis, in accordance with GAAP (or federal income tax basis of accounting, consistently applied), proper and accurate books, records and accounts reflecting all of the financial affairs of such Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by such Borrower, Manager or any Affiliate of such Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of each Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

6.3.2           Annual Reports. Each Borrower shall furnish to Lender annually, (i) within one hundred twenty (120) days after each calendar year, a complete copy of such Borrower’s annual financial statements reviewed by (a) RubinBrown, (b) Maher & Company PC or (c) or a “big four” accounting firm or another independent certified public accountant reasonably acceptable to Lender, each in accordance with GAAP (or federal income tax basis of accounting, consistently applied), and containing balance sheets and statements of profit and loss for such Borrower and the Property in such detail as Lender may reasonably request. Each such statement (x) shall be in form and substance reasonably satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, including statements of annual Net Operating Income as well as (1) a list of tenants, if any, occupying more than twenty percent of the rentable space of the Property, (2) a breakdown showing (a) the year in which each Lease then in effect expires, (b) the percentage of rentable space covered by such Lease, (c) the percentage of base rent with respect to which Leases shall expire in each such year, expressed both on a per year and a cumulative basis and (z) shall be accompanied by an Officer’s Certificate certifying (1) that such statement is true, correct, complete and accurate in all material respects and presents fairly the financial condition of the Property and has been prepared in accordance with GAAP (or federal income tax basis of accounting, consistently applied), and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

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6.3.3      Monthly/Quarterly Reports. Each Borrower shall furnish to Lender within thirty (30) days after the end of each calendar month or calendar quarter (as indicated below) the following items: (i) monthly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP (or federal income tax basis of accounting, consistently applied) to fairly represent the financial position and results of operation of the Property during such calendar month, all in form reasonably satisfactory to Lender; (ii) a balance sheet for such calendar month; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Property, together with a quarterly forecast report; (iv) a statement of the actual Capital Expenses made by such Borrower during each calendar quarter as of the last day of such calendar quarter; (v) a statement that such Borrower has not incurred any indebtedness other than indebtedness permitted hereunder; (vi) an aged receivables report; and (vii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to tenants, and a year-by-year schedule showing by percentage the rentable area of the Improvements and the total base rent attributable to Leases expiring each year) and a delinquency report for the Property. Each such statement shall be accompanied by an Officer’s Certificate certifying to the best of such officer’s knowledge (1) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of such Borrower and the Property in accordance with GAAP (or federal income tax basis of accounting, consistently applied) (subject to normal year-end adjustments) and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

6.3.4      Other Reports; Condominium.

(a)          Each Borrower shall furnish to Lender, within ten Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of such Borrower or Manager as may be reasonably requested by Lender or any applicable Rating Agency.

(b)          Each Borrower shall, to the extent that such Borrower receives such information as the owner of the Condominium Property, furnish to Lender within thirty (30) days after the end of each calendar month or calendar quarter (as indicated below) the following items: (i) quarterly and year-to-date operating statements of the Condominium Associations, to fairly represent the financial position and results of operation of the Condominium Associations during such calendar month or quarter, as applicable, all in form reasonably satisfactory to Lender; (ii) a balance sheet for such calendar quarter and (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each quarter and year-to-date for the Condominium Associations. Borrower shall cause the Master Condominium Association to deliver the financial statements referenced in this Section 6.3.4(b) accompanied by an Officer’s Certificate of the Master Condominium Association certifying that, to the best of such officer’s knowledge, such statement is true, correct, complete and accurate in all material respects and presents fairly the financial condition of such Condominium Association and has been prepared in accordance with GAAP, consistently applied (or federal income tax basis of accounting, consistently applied).

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(c)          Borrower shall deliver to Lender, within five (5) days after receipt thereof, any financial statements or reports delivered to Borrower pursuant to the Condominium Documents related to the Residential Condominium Association, including, without limitation, any annual budget delivered to Borrower pursuant to Section 7.1 of the bylaws of the Residential Condominium Association or pursuant to Section 9.4 of the Residential Declaration, and any accounting delivered to Borrower pursuant to Section 7.5 of the bylaws of the Residential Condominium Association, in substantially the same form as those that have been delivered by Borrower and approved by Lender prior to the date hereof.

6.3.6      Annual Budget.

(a)          Each Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender by December 15th of each year during the Term (i) a proposed pro forma operating expense budget for the Property for the succeeding calendar year (the “Annual Operating Budget”) showing, on a month-by-month basis, in reasonable detail, each line item of such Borrower’s anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder and (ii) promptly after preparation thereof, any revisions to such Annual Operating Budget. During the continuance of a Cash Management Period, the Annual Operating Budget (and any revision thereof) shall be subject to approval by Lender (such approval not be unreasonably withheld, conditioned or delayed). Each Annual Operating Budget approved by Lender is referred to herein as the “Approved Operating Budget”. During the continuance of a Cash Management Period, until such time that any Annual Operating Budget has been approved by Lender, the prior Annual Operating Budget or Approved Operating Budget (as the case may be) shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)).

(b)          Each Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender by December 15th of each year during the Term, (i) a proposed pro forma capital expense budget for the Property for the succeeding calendar year showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (the “Annual Capital Budget”) and (ii) promptly after preparation thereof, any revisions to such Annual Capital Budget. During the continuance of a Cash Management Period, the Annual Operating Budget (and any revision thereof) shall be subject to approval by Lender (such approval not be unreasonably withheld, conditioned or delayed). Each Annual Capital Budget approved by Lender is referred to herein as the “Approved Capital Budget”.

(c)          Borrower shall cause the Master Condominium Association to prepare and submit to Lender by December 15th of each year during the Term (i) a proposed pro forma operating expense budget for Master Condominium Association for the succeeding calendar year showing, on a month-by-month basis, in reasonable detail, each line item of such Condominium Association’s anticipated operating income and operating expenses (on a cash and accrual basis), (ii) a proposed pro forma capital expense budget for such Condominium Association for the succeeding calendar year showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses and (iii) promptly after preparation thereof, any revisions to such budgets.

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6.3.7      Breach. If Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Section 6.3 within thirty (30) days after the date upon which such Required Record is due, such Borrower shall pay to Lender, at Lender’s option and in its discretion, an amount equal to $1,000 for each Required Record that is not delivered; provided Lender has given such Borrower at least fifteen (15) days prior notice of such failure. In addition, thirty (30) days after a Borrower’s failure to deliver any Required Records, Lender shall have the option, upon fifteen (15) days notice to such Borrower, to gain access to such Borrower’s books and records and prepare or have prepared at such Borrower’s expense, any Required Records not delivered by such Borrower.

6.3.8      Hotel Accounting. All monthly and other operating statements to be delivered by Borrower hereunder shall be (and all accompanying Officer’s Certificates shall state that they have been) prepared based upon USALI.

7.              INSURANCE; CASUALTY; AND CONDEMNATION

          7.1        Insurance.

7.1.1      Coverage. Borrower, at Borrower’s sole cost, for the mutual benefit of Borrower and Lender, shall obtain and maintain (or cause Operating Tenant to obtain and maintain) during the Term the following policies of insurance:

(a)          Property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including fire, lightning, flood, earthquake, windstorm/hail, vandalism, and malicious mischief, boiler and machinery and, if available, coverage for damage or destruction caused by “War” and the acts of “Terrorists” both foreign and domestic (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also insure for ordinance of law coverage, coverage for loss of value to the undamaged portion of the Improvements, demolition and increased cost of construction (which insurance for demolition and increased cost of construction may contain a sub-limit satisfactory to Lender). Each such insurance policy shall (i) be in an amount equal to one hundred percent (100%) of the then replacement cost of the Improvements without deduction for physical depreciation, (ii) have deductibles no greater than the greater of $10,000 or five percent (5%) of Net Operating Income (less debt service) per occurrence, (iii) be paid annually in advance and (iv) be written on a replacement cost basis and contain either no coinsurance or, if coinsurance, an agreed amount endorsement, and shall cover, without limitation, all tenant improvements and betterments that Borrower is required to insure on a replacement cost basis. The insurance policies required under this subparagraph shall be endorsed to also provide guaranteed building replacement cost to the Improvements and such tenant improvements in an amount to be subject to the consent of Lender, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lender agrees that earthquake coverage is not currently being required by Lender and, as such, Borrower’s deductible for earthquake coverage is acceptable as of the date hereof notwithstanding that it does not comply with the requirements set forth above; provided, however, that if subsequent to the date hereof Lender requires earthquake coverage, then Lender shall have the right to require Borrower to adjust such deductible not to exceed an amount reasonably determined by Lender, subject to market availability and cost, then being required under prudent lending practices.

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(b)          Flood insurance if any part of the Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone “A” & “V” Special Hazard Area, or such other Special Hazard Area if Lender so requires in its sole discretion. Such policy shall (i) be in an amount equal to (A) 100% of the full replacement cost of the Improvements on the Property (without any deduction for depreciation) or (B) such other amount as agreed to by Lender and (ii) have a maximum permissible deductible of $5,000 per building.

(c)          Public liability insurance, to be written on an occurrence basis with a deductible or self-insured retention not greater than $5,000 per occurrence, including (i) “Commercial General Liability Insurance” with no exclusion for foreign or domestic terrorism, (ii) “Owned”, “Hired” and “Non Owned Auto Liability”; and (iii) umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than $30,000,000 per occurrence and in the annual aggregate on per location basis, if aggregate limits are shared with other locations the amount of umbrella liability insurance to be provided shall be not less than $50,000,000. The policies described in this subsection shall also include coverage for elevators, escalators, independent contractors, “Contractual Liability” (covering, to the maximum extent permitted by law, Borrower’s obligation to indemnify Lender as required under this Agreement and the other Loan Documents), “Products” and “Completed Operations Liability” coverage, if appropriate. Liquor Liability, Automobile Liability and Garage Keepers Liability, or any other liability coverage deemed appropriate given the Property type and exposure, may be required at the discretion of the Lender.

(d)          Rental loss and/or business interruption insurance (i) with Lender being named as “Lender Loss Payee”, (ii) in an amount equal to 100% of the projected Rents for a period of at least eighteen (18) months. The period of indemnification shall include the initial period of restoration, the period of time required to rebuild the Property following a casualty, and an extended period of indemnity endorsement which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or until the limit for such coverage as required above is exhausted, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. In no event shall the period of indemnification, including the extended period of indemnity, be less than eighteen (18) months. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.

(e)          Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to the lease on a replacement cost basis.

(f)          Worker’s compensation and disability insurance with respect to any employees of Borrower or Operating Tenant, as required by any Legal Requirement.

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(g)          During any period of repair or restoration, builder’s “all-risk” insurance on the so called completed value basis in an amount equal to not less than the full insurable value of the Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

(h)          Coverage to compensate for ordinance of law, loss of value to the undamaged portion of the Improvements, the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.

(i)          Such other insurance (including environmental liability insurance, earthquake insurance and windstorm insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

(j)          Notwithstanding anything in subsection (a) above to the contrary, Borrower shall be required to obtain and maintain (or cause Operating Tenant to obtain and maintain) coverage in its property insurance Policy and its public liability insurance Policy (or by a separate Policy) against loss or damage by terrorist acts, both foreign and domestic, in an amount equal to 100% of the “Full Replacement Cost” of the Property; provided that such coverage is available. In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by subsection (a) above, Borrower shall, nevertheless be required to obtain (or cause Operating Tenant to obtain) coverage for terrorism (as stand alone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the Property plus the rental loss and/or business interruption coverage under clause (d) above; provided that such coverage is available. Borrower shall obtain (or cause Operating Tenant to obtain) the coverage required under this subsection (j) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 below (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain (or cause Operating Tenant to obtain) such coverage from the highest rated insurance company providing such coverage.

(k)          Notwithstanding anything to the contrary contained in this Section 7.1.1, if, at any time and from time to time during the Term, the Policies maintained by the Condominium Associations pursuant to the Condominium Documents do not comply with the requirements set forth in this Section 7.1.1 and Section 7.1.2 below, then Borrower shall immediately notify Lender thereof in writing and Borrower shall, at Borrower’s sole cost and expense, immediately procure and maintain on behalf of the Condominium Associations either (x) “primary” insurance coverage in the event that the Condominium Associations do not provide the applicable insurance coverage required in this Section 7.1.1 and in Section 7.1.2 below or (y) “excess and contingent” insurance coverage in the event that the Condominium Associations do not have the sufficient insurance coverage required under this Section 7.1.1 or under Section 7.1.2 below, in each case, in “concurrent form” with the policies obtained pursuant to the Condominium Documents, over and above any other valid and collectible coverage then in existence, as shall be necessary to bring such insurance coverage into material compliance with all of the terms and conditions of this Section 7.1.1 and of Section 7.1.2 below.

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7.1.2           Policies. All policies of insurance (the “Policies”) required pursuant to Section 7.1.1 above shall (i) be issued by companies approved by Lender and authorized to do business in the State, with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency) (provided, however for multi-layered policies, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency) or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency), and a rating of A:X or better in the current Best’s Insurance Reports unless otherwise approved by Lender; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance), lender’s loss payee (in the case of business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation on both the Property and Public Liability Policies in favor of Lender; (v) be assigned and the carrier-certified copies thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither Borrower, Operating Tenant, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least thirty (30) days’ prior written notice of any modification, reduction or cancellation of any of the Policies, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vii) in the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3 hereof) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Borrower shall deliver to Lender a certified copy of each Policy within thirty (30) days after its effective date. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. Lender hereby acknowledges that Borrower’s Policies comply with Sections 7.1.1 above and this Section 7.1.2.

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7.1.3           Blanket Coverage. Borrower may provide any required insurance under a blanket policy or policies covering the Property and Improvements and other property and assets not part of the Property, provided that Lender is provided a full schedule of locations and values for all properties on such blanket policy and such blanket policy: (a) otherwise complies with the requirements set forth in Sections 7.1.1 and 7.1.2; (b) except in the case of Public Liability Insurance, specifies how much coverage and which sub limits apply exclusively to the Improvements and that any allocated coverage shall equal or exceed the coverage amounts specified in the above Section 7.1.1; (c) must properly identify and fully protect the Property as if a separate policy were issued for 100% of the replacement cost, with sub limits as permitted herein, at the time of loss.

7.1.4           No Separate Insurance. Borrower shall not (and shall not permit Operating Tenant to) carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any of the Policies. Borrower may, however, carry (or permit Operating Tenant to carry) insurance for the Improvements, in addition to the Policies, but only if such additional insurance: (a) does not violate or entitle the carrier to assert any defense or disclaim any primary coverage under any of the Policies; (b) mutually benefits Borrower and Lender, as their interests may appear; and (c) otherwise complies with the terms of this Agreement.

7.1.5           Transfers. In the event of foreclosure of the Mortgage or other transfer of title to the Property and Improvements in extinguishment in whole or in part of the Debt, and regardless of whether Lender shall have sought a deficiency judgment with respect thereto, all right, title and interest of Borrower and Operating Tenant in and to the Policies that are not blanket policies then in force concerning the Property and Improvements and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or its designee in the event of such other transfer of title.

7.2          Casualty.

7.2.1           Notice; Restoration. If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

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7.2.2           Settlement of Proceeds. If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed $1,000,000, provided no Event of Default has occurred and is continuing, Borrower may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receipt for the insurance proceeds (the“Proceeds”). In the event of an Insured Casualty where the loss equals or exceeds $1,000,000 (a “Significant Casualty”), Borrower may settle and adjust any claim with the prior consent of Lender (which consent shall not be unreasonably. withheld or delayed) unless either (i) an Event of Default has occurred and is continuing or (ii) the loss equals or exceeds $2,000,000, in which either such case Lender may, in its sole discretion, settle and adjust any claim without the consent of Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If a Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, such Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that a Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and such Borrower, such payment shall not be treated as business or rental interruption insurance proceeds unless such Borrower has demonstrated to Lender's satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Debt in full.

7.3          Condemnation.

7.3.1           Notice; Restoration. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

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7.3.2           Collection of Award. If a Condemnation occurs where the award or payment in respect thereof (an “Award”) does not exceed $1,000,000 or which results in the taking of 5% or less of the Property, provided no Event of Default has occurred and is continuing, Borrower may make any compromise, adjustment or settlement in connection with such Condemnation with the prior consent of Lender, not to be unreasonably withheld, provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receipt for the Award. In the event of a Condemnation where the Award is in excess of $1,000,000 or which results in the taking of more than 5% of the Property, Lender is hereby irrevocably appointed as each Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Award and to make any compromise, adjustment or settlement in connection with such Condemnation with the prior consent of Borrower (unless an Event of Default is continuing, in which case, Borrower’s prior consent shall not be required), not to be unreasonably withheld (which shall be deemed consented to if Borrower fails to respond to any request for consent therefor within 10 days’ of request). Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Each Borrower shall cause any Award that is payable to such Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

7.4           Application of Proceeds or Award.

7.4.1           Application to Restoration. If an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than twenty-five percent (25%) of the unpaid Principal; (ii) in the reasonable judgment of Lender, the Property can be restored within nine (9) months after all applicable restoration permits have been obtained, and prior to six (6) months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Property’s pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt; (iii) less than (x) thirty percent (30%), in the case of an Insured Casualty or (y) fifteen percent (15%), in the case of a Condemnation, of the rentable area (including hotel rooms) of the Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; (iv) the Condominium Documents and all other covenants, restrictions or agreements of record relating to the construction, operation or use of the Property shall remain in full force and effect; and (v) no Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property (the “Restoration”), in the manner set forth herein. Borrower shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse any Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents will be at least equal to the sum of the operating expenses and Debt Service and other regularly scheduled reserve payments required hereunder, as reasonably determined by Lender.

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7.4.2           Application to Debt. Except as provided in Section 7.4.1, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents, or applied to reimburse a Borrower for the cost of any Restoration, in the manner set forth in Section 7.4.3. Any such prepayment of the Loan shall be subject to the Exit Fee, but shall otherwise be without any Yield Maintenance Premium, unless an Event of Default has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Principal. Notwithstanding anything to the contrary contained herein, if any Proceeds or Award are not required to be made available for a Restoration and are retained and applied by Lender toward the payment of the Debt, Borrower may prepay the entire outstanding Principal without payment of any Yield Maintenance Premium provided that (x) such prepayment is made within ninety (90) days after Lender applies such Proceeds or Award to the Debt and (y) together with such prepayment, Borrower pays to Lender all accrued and unpaid interest and all other sums payable under the Loan Documents.

7.4.3           Procedure for Application to Restoration. If a Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender’s judgment are required to complete the proposed Restoration (or evidence that funds in that amount are irrevocably committed for that purpose), (iv) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender’s discretion, and (iv) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrower’s expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of a Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrower.

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8.          DEFAULTS

8.1           Events of Default. An “Event of Default” shall exist with respect to the Loan if any of the following shall occur:

(a)          any portion of the Debt is not paid when due or a Borrower shall fail to pay when due any payment required under Sections 3.3, 3.4, 3.6, 3.7 or 3.9 hereof (unless during any Cash Management Period, sufficient funds are available in the relevant Subaccount on the applicable date);

(b)          any of the Taxes are not paid when due (unless Lender is paying such Taxes pursuant to Section 3.3), subject to a Borrower’s right to contest Taxes in accordance with Section 5.2;

(c)          the Policies are not kept in full force and effect, or are not delivered to Lender within ten (10) days after request;

(d)          a Transfer other than a Permitted Transfer occurs;

(e)          any representation or warranty made by a Borrower or any Guarantor or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by a Borrower or any Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f)          any Borrower, any Guarantor or Operating Tenant shall make an assignment for the benefit of creditors;

(g)          a receiver, liquidator or trustee shall be appointed for any Borrower, any Guarantor or Operating Tenant; or any Borrower, any Guarantor or Operating Tenant shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, any Guarantor or Operating Tenant, as the case may be; or any proceeding for the dissolution or liquidation of any Borrower, any Guarantor or Operating Tenant shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Borrower, any Guarantor or Operating Tenant, as the case may be, only upon the same not being discharged, stayed or dismissed within 60 days;

(h)          a Borrower breaches any covenant contained in Sections 5.11.1 (a) - (f), 5.12, 5.14, 5.19, 5.22 or 5.25 or Operating Tenant breaches any covenant contained in Section 4.9 of the Subordination Agreement;

(i)          except as expressly permitted hereunder, the actual or threatened alteration, improvement, demolition or removal of all or any of portion of the Improvements without the prior written consent of Lender (if such consent is required pursuant to the terms of this Agreement);

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(j)          the forfeiture of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by a Borrower, Operating Tenant or Guarantor or any of their respective agents or representatives in connection therewith;

(k)          there shall have been rendered against a Borrower a final judgment(s) (not subject to appeal or for which the time for appeal has expired) for the payment of money in excess of $500,000 in the aggregate, and such judgment(s) shall have continued unsatisfied for a period of thirty (30) days after the entry of such judgment(s), and such judgment is not covered by insurance;

(l)          an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs;

(m)          a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

(n)          any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by a Borrower’s counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect;

(o)          a Borrower shall fail to pay before the expiration of any applicable notice and grace periods, any charges, fees, assessments or other amounts imposed upon a Borrower under the Condominium Documents or the Condominium Association for the Condominium Property (if the same results in a Lien on the Property), or any of the Condominium Documents shall be modified or supplemented in violation of the terms of this Agreement;

(p)          a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten days after notice to Borrower (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period, and Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days.

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8.2          Remedies.

8.2.1           Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against a Borrower and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium, Exit Fees and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium, Exit Fees and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2           Remedies Cumulative. Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower or Operating Tenant under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time during the continuance of such Event of Default, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Mortgage has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.

8.2.3           Severance. During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (and, in connection therewith, to bifurcate or otherwise modify the nature of the collateral that secures such notes) in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Each Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, each Borrower ratifying all that such attorney shall do by virtue thereof.

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8.2.4           Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgage to the extent necessary to foreclose on all or any portion of the Property, the Rents, the Cash Management Accounts or any other collateral.

8.2.5           Lender’s Right to Perform. If a Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of ten (10) Business Days after such Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by such Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to a Borrower of any such failure.

9.          SPECIAL PROVISIONS

9.1           Sale of Note; Secondary Market Transaction; Syndication.

9.1.1           Cooperation. (a) Each Borrower shall, at the request of Lender, in connection with one or more sales or assignments of the Note or participations therein (including, without limitation, any Syndication (as hereinafter defined)) or securitizations of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and the Mortgage (each such sale, assignment, Syndication, participation and/or securitization, a “Secondary Market Transaction”): (a) (i) provide such financial and other information with respect to the Property, such Borrower and its Affiliates, Manager and any tenants of the Property, (ii) provide business plans and budgets relating to the Property and (iii) permit to be performed such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested from time to time by Lender or the Rating Agencies or as may be necessary in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this paragraph (a) being called the “Provided Information”), (b) cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Property, such Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies; (c) make such representations and warranties as of the closing date of any Secondary Market Transaction with respect to the Property, such Borrower and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to such Borrower from appropriate Governmental Authorities; and (e) execute such amendments to the Loan Documents and such Borrower’s organizational documents, as may be requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that no such amendment shall result in changes to Loan terms adverse to Borrower or Guarantor or require Borrower or Guarantor to incur any additional liabilities.

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(b)          Each Borrower acknowledges that Lender may syndicate a portion of the Loan to one or more lenders (the “Syndication”) and in connection therewith, each Borrower will take all reasonable actions as Lender may reasonably request to assist Lender in its Syndication effort. Without limiting the generality of the foregoing and of Section 9.1.1(a), each Borrower shall, at the request of Lender (i) facilitate the review of the Loan and the Property by any prospective lender; (ii) assist Lender and otherwise cooperate with Lender in the preparation of information offering materials (which assistance may include reviewing and commenting on drafts of such information materials and drafting portions thereof); (iii) deliver updated information on such Borrower and the Property; (iv) make representatives of such Borrower available at reasonable times and upon reasonable notice to meet with prospective lenders at tours of the Property and bank meetings; (v) facilitate direct contact between the senior management and advisors of such Borrower and any prospective lender; and (vi) provide Lender with all information reasonably deemed necessary by it to complete the Syndication successfully. Each Borrower agrees to take such further action, in connection with documents and amendments to the Loan Documents, as may reasonably be required to effect such Syndication; provided that no such amendment shall result in changes to Loan terms adverse to Borrower or Guarantor or require Borrower or Guarantor to incur any additional liabilities.

(c)          Notwithstanding anything to the contrary contained in this Section 9.1.1, Borrower and Guarantor shall not be required to incur any material out-of-pocket expenses in the performance of their obligations under this Section 9.1.1.

9.1.2           Use of Information. Each Borrower understands that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, each Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to such Borrower, Manager and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

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9.1.3           Borrower Obligations Regarding Disclosure Documents. In connection with a Disclosure Document, each Borrower shall: (a) if requested by Lender, certify in writing that such Borrower has carefully examined those portions of such Disclosure Document, pertaining to such Borrower, the Property, Manager and the Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the “Underwriters”) retained by Lender or its issuing company affiliate (the “Issuer”) in connection with a Secondary Market Transaction, (ii) Lender and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the “Registration Statement”), and each of the Issuer’s directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within (iii), the “Lender Group”), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (the “Liabilities”) to which Lender, the Lender Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrower, Manager, the Property or the Loan, or arise out of or are based upon the omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading, provided, however, that Borrower shall not be required to indemnify Lender for any Liabilities relating to (i) untrue statements or omissions which a Borrower identified to Lender in writing at the time of such Borrower’s examination of such Disclosure Document. or (ii) any information or document not provided to or certified by Borrower. Notwithstanding anything to the contrary contained in this Section 9.1.3, nothing contained herein shall impose liability upon Borrower for any losses, claims, damages or liability arising out of or based upon an untrue statement of any material fact contained in any statement, report or document provided to Lender on behalf of Borrower by a party who is not an Affiliate of Borrower (a “Third Party Report”), unless Borrower had actual knowledge at the time Borrower provided such statement, report or document to Lender that such Third Party Report contains such untrue statement.

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9.1.4   Restructuring of Loan. Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrower to restructure the Loan into multiple notes (which may include component notes and/or senior and junior notes) and/or to create participation interests in the Loan, and which restructuring may include reallocation of principal amounts of the Loan (including, by way of example, the increase or decrease in the principal amount of the senior note and mortgage securing same, and the corresponding decrease or increase in the principal amounts of the junior note(s) and the security instrument securing same) or the restructuring of a portion of the Loan into a mezzanine loan (the “New Mezzanine Loan”) to the owners of the direct equity interests in Borrower, secured by a pledge of such direct equity interests, the establishment of different interest rates and debt service payments for the Loan and the New Mezzanine Loan and the payment of the Loan and the New Mezzanine Loan in such order of priority as may be designated by Lender; provided, that (a) (i) the total amounts of the Loan and the New Mezzanine Loan shall equal the amount of the Loan immediately prior to the restructuring, (ii) except in the case of an Event of Default under the Loan and/or the New Mezzanine Loan, the weighted average interest rate of the Loan and the New Mezzanine Loan, if any, shall, in the aggregate, equal the interest rate which was applicable to the Loan immediately prior to the restructuring and (iii) except in the case of an Event of Default under the Loan and/or the New Mezzanine Loan, the debt service payments on the Loan and the New Mezzanine Loan shall equal the debt service payment which was due under the Loan immediately prior to the restructuring; provided that any such restructuring carried out after the closing of the Loan shall be at no material cost to Borrower; Borrower shall cooperate with all reasonable requests of Lender in order to restructure the Loan and create the New Mezzanine Loan and shall (A) execute and deliver such documents including, without limitation in the case of the New Mezzanine Loan, a mezzanine note, a mezzanine loan agreement, a pledge and security agreement and a mezzanine deposit account agreement, (B) cause each Borrower’s counsel to deliver such legal opinions and (C) create such bankruptcy remote borrower under the New Mezzanine Loan as, in the case of each of (A), (B) and (C) above, shall be reasonably required by Lender and required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Lender and satisfactory to any such Rating Agency, including, without limitation, the severance of this Agreement, the Mortgage and other Loan Documents if requested. Notwithstanding anything to the contrary contained in this Section 9.1.4, (a) neither Borrower nor Guarantor shall be required to take any action that, in the opinion of counsel for Guarantor, might in any way jeopardize the ability of Guarantor to continue to qualify as a real estate investment trust under federal tax laws; (b) neither Borrower nor Guarantor shall be required to execute any amendment shall that result in changes to Loan terms adverse to Borrower or Guarantor or requires Borrower or Guarantor to incur any additional liabilities; and (c) neither Borrower nor Guarantor shall be required to incur any material out-of-pocket expenses in the performance of their obligations under this Section 9.1.4.

10.         MISCELLANEOUS

10.1   Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of a Borrower (or Operating Tenant) to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against a Borrower (or Operating Tenant), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower (and Operating Tenant) only to the extent of Borrower’s (and Operating Tenant’s) interest in the Property, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against Borrower (or Operating Tenant) in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name Borrower (or Operating Tenant) as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgage or to exercise its remedies against the Property; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of a Borrower for any or all of the following being referred to herein as “Borrower’s Recourse Liabilities”):

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(a)          fraud, willful misconduct, or intentional misrepresentation or intentional failure to disclose a material fact by or on behalf of a Borrower, Guarantor, or any Affiliate or principal of a Borrower or Guarantor in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO);

(b)          the rendering of a final judgment by a court of competent jurisdiction ordering forfeiture of the Property, or any portion thereof, because of the conduct of criminal activity by a Borrower or Guarantor or Operating Tenant or any of their respective agents;

(c)          intentional physical waste of the Property or any portion thereof, or after an Event of Default the removal or disposal of any portion of the Property in breach of the Loan Documents;

(d)          any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

(e)          all Rents of the Property received or collected by or on behalf of a Borrower or Operating Tenant after an Event of Default and not applied to payment of Principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of the Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which such Borrower is legally prevented from directing the disbursement of such sums);

(f)          misappropriation or conversion by or on behalf of a Borrower or Operating Tenant (including failure to turn over to Lender on demand following an Event of Default) of any gross revenues (including Rents, security deposits, advance deposits, any other deposits, rents collected in advance, funds held by a Borrower or Operating Tenant for the benefit of another party);

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(g)          failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property unless such charges are the subject of a bona fide dispute in which a Borrower or Operating Tenant is contesting the amount or validity thereof; provided, however that (i) prior to the imposition of any such Lien, the foregoing shall not constitute a Borrower Recourse Liability to the extent that (1) sums sufficient to pay such amounts have been deposited in escrow with Lender and there exists no impediment to Lender’s utilization thereof or (2) there is insufficient revenue from the Property, after payment of Debt Service, to pay such charges and (ii) from and after the imposition of any such Lien, the foregoing shall only constitute a Borrower Recourse Liability if such Lien is of equal or greater priority relative to the lien of the Mortgage (regardless of whether or not there is sufficient revenue from the Property, after payment of Debt Service, to pay such charges);

(h)          the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Section 4.20 hereof and Section 5.7 hereof, and clauses (viii) through (xi) of Section 5.27 hereof;

(i)          any cost or expense incurred by Lender in connection with the enforcement of its rights and remedies hereunder or any other Loan Document, to the extent incurred by Borrower’s bad faith assertion (as determined by a final judgment rendered by a court of competent jurisdiction) of any defense to Lender’s enforcement of its rights or exercise of its remedies under the Loan Documents;

(j)          any breach of the covenants set forth in Section 5.12 (except to the extent such breach constitutes a Springing Recourse Event as provided below, in which case the provisions of the following paragraph shall apply); or

(k)          if Guarantor, any Borrower, Operating Tenant or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Notes, the Mortgage or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan, and such defense or other action is without merit (as determined by a final judgment rendered by a court of competent jurisdiction) and was made to hinder, delay or otherwise interfere with Lender’s exercise of its remedies (whether at law or granted hereunder), or such request for judicial intervention or injunctive or other equitable relief was otherwise made in bad faith (as determined by a final judgment rendered by a court of competent jurisdiction).

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of a Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a “Springing Recourse Event”):

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(i)          an Event of Default described in Section 8.1(d) hereof shall have occurred;

(ii)         a breach of the covenants set forth in Section 5.12 hereof; provided, however, that the foregoing recourse shall only be triggered if in connection with a pending bankruptcy proceeding a court of competent jurisdiction has ordered the substantive consolidation of the assets and liabilities of Borrower with any other Person; or

(iii)        the occurrence of any condition or event described in either Section 8.1(f) hereof (with respect to Borrower only) or Section 8.1(g) hereof (with respect to Borrower only) and, with respect to such condition or event described in Section 8.1(g) hereof, either any Borrower, Guarantor or any Person owning an interest (directly or indirectly) in any Borrower or Guarantor consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event or fails to contest such condition or event.

10.2   Brokers and Financial Advisors. Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan, except such parties as shall be paid by Borrower. Each Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of a Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

10.3   Retention of Servicer. Lender reserves the right to retain the Servicer and any special servicer to act as its agent(s) hereunder with such powers as are specifically delegated to the Servicer and any special servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrower shall pay any reasonable fees and expenses of the Servicer and any special servicer in connection with a release of the Property, assumption or modification of the Loan, enforcement of the Loan Documents or any other action taken by Servicer and any special servicer hereunder on behalf of Lender to the extent such actions are permitted to be taken pursuant to the terms of the Loan Documents, but only to the extent that Borrower is expressly required to pay such expenses pursuant to the terms of this Agreement.

10.4   Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All of each Borrower’s covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

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10.5   Lender’s Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. With respect to all matters that require consent, approval or other affirmative response from Lender, Lender shall use good faith efforts to respond timely to Borrower’s request in respect of such matters. With respect to a Time Sensitive Matter (as hereinafter defined), Lender shall respond to a request for consent, approval or other affirmative response within ten (10) Business Days after the submission of such request by Borrower which request must be accompanied by all pertinent material necessary for Lender to evaluate and respond to such request. If, with respect to a Time Sensitive Matter, Borrower has not received a response to a request for Lender’s consent, approval or other affirmative response within such ten (10) Business Day period, Borrower shall provide a second written notification to Lender specifying with particularity the following: “IMMEDIATE RESPONSE REQUIRED. CONSENT DEEMED GIVEN IF RESPONSE NOT RECEIVED WITHIN FIVE (5) BUSINESS DAYS.” If Lender fails to respond within five (5) Business Days after such second written notification to Lender with respect to such Time Sensitive Matter, Lender shall be deemed to have granted the consent, approval or other affirmative response requested by Borrower. For purposes hereof, a “Time Sensitive Matter” is any matter that requires consent, approval or other affirmative response from Lender under the definition of “Approved Capital/FF&E Expenses” and under Sections 5.3.3, 5.9.4, 5.30(i), 5.34(a), 6.3.5(a) and 6.35(b) of this Agreement.

10.6   Governing Law.

(a)          THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR A BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY AT 1180 AVENUE OF THE AMERICAS, SUITE 210, NEW YORK, NEW YORK 10036, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH BORROWER MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

10.7   Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by a Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on a Borrower shall entitle such Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

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10.8   Trial by Jury. EACH BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.9   Headings/Exhibits. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

10.10  Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11  Preferences. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply (or having so applied, to reverse and reapply) any and all payments by a Borrower to any portion of the Debt. To the extent a Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or in part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

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10.12  Certain Waivers. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to a Borrower and except with respect to matters for which a Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to a Borrower. Without limiting any of the other provisions contained herein, each Borrower hereby unconditionally and irrevocably waives, to the maximum extent not prohibited by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.

10.13  Remedies of Borrower. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, each Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and each Borrower’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Each Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on such Borrower’s behalf.

10.14  Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.15  Offsets, Counterclaims and Defenses. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which a Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by a Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by such Borrower.

10.16  Publicity. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the Lender Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender (which approval shall not be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, it is hereby expressly stipulated that in all events Borrower and its Affiliates shall have the right (a) to make such public disclosures and filings as are, in the opinion of counsel for Borrower or Guarantor, necessary or advisable in order to comply with Legal Requirements; and (b) to disclose such information to Borrower’s or Guarantor’s representatives, advisors, investors and investor representatives, and potential purchasers of the Property as determined by Borrower or Guarantor to be appropriate. Lender shall have the right to issue any of the foregoing without any Borrower’s approval.

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10.17  No Usury. Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

10.18  Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

10.19  No Third Party Beneficiaries. The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.20  Yield Maintenance Premium. Borrower acknowledges that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal are made to Lender on or prior to the Yield Maintenance Date, for any reason whatsoever, whether voluntary, as a result of Lender’s acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs. For these reasons, and to induce Lender to make the Loan, Borrower agrees that, except as expressly provided in Article 7, all prepayments, if any, whether voluntary or involuntary, will be accompanied by the Yield Maintenance Premium. Such Yield Maintenance Premium shall be required whether payment is made by Borrower, by a Person on behalf of Borrower, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Borrower further acknowledges that (A) it is a knowledgeable real estate developer and/or investor; (B) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrower’s obligation to pay a Yield Maintenance Premium (if required); and (D) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions. Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan except as expressly permitted hereunder.

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10.21  Assignment. The Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be assigned, pledged, delegated, participated or otherwise transferred by Lender and any of its successors and assigns to any Person without any Borrower’s or Guarantor’s consent at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. Borrower may not assign and/or delegate, as applicable, its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents. Upon any assignment or participation of the Loan, the Note or the Loan Documents, Lender shall endeavor to provide Borrower with reasonably prompt notice of such transfer, provided that in no event shall Lender’s failure to deliver such notice nullify or render such assignment or participation void or constitute a default by Lender hereunder or under any of the Loan Documents.

10.22  Joint and Several. Each Borrower shall be jointly and severally liable for payment of the Debt and performance of all other obligations of Borrower (or any of them) under this Agreement or any other Loan Document.

10.23  Set-Off. In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right during the continuance of an Event of Default, without prior notice to a Borrower or Operating Tenant, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of a Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

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10.24 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

CHASE PARK PLAZA HOTEL, LLC,
a Delaware limited liability company

By:	Behringer Harvard Opportunity OP I, LP,
a Texas limited partnership,
a Member

By:	BHO, INC.,
a Delaware corporation,
its General Partner

By:	Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President – Legal

THE PRIVATE RESIDENCES, LLC,
a Delaware limited liability company

By:	Behringer Harvard Private Residences, Inc.,
a Delaware corporation,
a Member

By:	Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President – Legal

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PEP HOLDING COMPANY II, LLC, a Delaware
Limited liability company

By:	Prime Finance Partners IL, L.P., a Delaware
Limited partnership, its Manager

By:	Prime Finance GP, II, LLC, a
Delaware limited liability company,
its General Partner

By:	Jon W. Brayshaw
Name: Jon W. Brayshaw
Title: Vice President

Schedule 1

Index of Other Definitions

“Acceptable Counterparty” - 2.6.1

“Actual Quarterly Gross Revenue” - 3.4

“Alternative Insurance Escrow Fund” - 3.3.2

“Annual Capital Budget” - 6.3.5

“Annual Operating Budget” - 6.3.5

“Applicable Taxes” - 2.2.3

“Approved Capital Budget” - 6.3.5

“Approved Operating Budget” - 6.3.5

“Assignment of Agreements”- 1.1 (Definition of “Loan Documents”)

“Assignment of Leases and Rents”- 1.1 (Definition of “Loan Documents”)

“Award” - 7.3.2

“Bankruptcy Proceeding” - 4.7

“Board of Directors” - 5.30(e)

“Budgeted Monthly Gross Revenue” - 1.1. (Definition of “Required FF&E Reserve Amount”)

“Budgeted Quarterly Gross Revenue” - 3.4

“Capital/FF&E Reserve Subaccount” - 3.4

“Cash Collateral Subaccount” - 3.9

“Cash Management Accounts” - 3.10

“Casualty” - 7.2.1

“Casualty/Condemnation Prepayment” - 2.3.2

“Casualty/Condemnation Subaccount” - 3.7

“Casualty Insurance Premiums” - 3.3.2

“Clearing Account” - 3.1

“Clearing Account Agreement”- 1.1 (Definition of “Loan Documents”)

“Clearing Bank” - 3.1

“Condemnation” - 7.3.1

“Conditional Resignation” - 5.30(h)

“Deposit Account” - 3.1

“Deposit Account Agreement”- 1.1 (Definition of “Loan Documents”)

“Disclosure Document” - 9.1.2

“Easements” - 4.14

“Eligible Account” - Deposit Account Agreement

“Embargoed Person” – 5.28

“Endorsement” - 5.23.2

“Environmental Laws” - 4.20

“Equipment” - Mortgage

“Exchange Act” - 9.1.2

“Extension Term” - 2.8

“First Extended Maturity Date” - 2.8

“Hazardous Substances” - 4.20

“Improvements” - Mortgage

“Indemnified Liabilities” - 5.27

“Indemnified Party” - 5.27

Schedule 1 - 1

“Independent Director” - Schedule 5

“Insurance Premiums” - 7.1.2

“Insured Casualty” - 7.2.2

“Interest Rate Protection Agreement” - 2.6.1

“Issuer” - 9.1.3

“Late Payment Charge” - 2.5.3

“Lender Group” - 9.1.3

“Lender’s Consultant” - 5.7.1

“Liabilities” - 9.1.3

“Licenses” - 4.11

“Loan” - 2.1

“Mortgage”- 1.1 (Definition of “Loan Documents”)

“New Mezzanine Loan” – 9.1.8

“Note”- 1.1 (Definition of “Loan Documents”)

“Notice” - 6.1

“Operating Expense Subaccount” - 3.6

“Operating Tenant Guaranty”- 1.1 (Definition of “Loan Documents”)

“Permitted Indebtedness” - 5.19

“Permitted Investments” - Deposit Account Agreement

“Policies” - 7.1.2

“Proceeds” - 7.2.2

“Proposed Material Lease” - 5.9.2

“Provided Information” - 9.1.1

“Registration Statement” - 9.1.3

“Remedial Work” - 5.7.2

“Rent Roll” - 4.16

“Required Records” - 6.3.6

“Required Repairs” - 3.2.1

“Required Repairs Subaccount” - 3.2.2

“Residential Units” - 1.1 (Definition of “Condominium Property”)

“Restoration” - 7.4.1

“Second Extended Maturity Date” - 2.8

“Secondary Market Transaction” - 9.1.1

“Securities” - 9.1.1

“Securities Act” - 9.1.2

“Security Deposit Account” - 3.8

“Security Deposit Subaccount” - 3.8

“Significant Casualty” - 7.2.2

“Single Member Bankruptcy Remote LLC” - Schedule 5

“Special Purpose Bankruptcy Remote Entity” - 5.12

“Subaccounts” - 3.1

“Subordination Agreement” - 1.1. (Definition of “Loan Documents”)

“Syndication” - 9.1.1

“Tax and Insurance Subaccount” - 3.3

“Tenant Direction Letter” - 3.1

“Third Party Report” - 9.1.3

 Schedule 1 - 2

“Time Sensitive Matter” - 10.5

“Transfer and Assumption” - 5.23.2

“Transferee Borrower” - 5.23.2

“Underwriter Group” - 9.1.3

“Underwriters” - 9.1.3

Schedule 1 - 3

Schedule 2

Required Repairs

Immediate Repair	Details	Engineer’s Reserve	Lender Holdback @ 125%
1. Pavement and Parking	Repair cast-in-place concrete loading dock	$12,800	$16,000
2. Facades	Repair damaged and cracked terra cotta on Chase facade	$20,000	$25,000
3. ADA	Complete compliance Upgrades	$18,400	$23,000
	Total	$51,200	$64,000

Schedule 2 - 1

Schedule 3

Exceptions to Representations and Warranties

Section 4.20

Two (2) underground storage tanks previously located on the Property have been removed in accordance with applicable law.

Schedule 3 - 1

Schedule 4

Organization of Borrower and Operating Tenant

(See Attached)

 Schedule 4 - 1

CHASE PARK PLAZA
ORGANIZATIONAL CHART

* James L. Smith is the sole shareholder.

** 90% member is James L. Smith; 10% member is Marcia Smith Niedringhaus.

*** 70% member is James L. Smith; 30% member is Marcia Smith Niedringhaus.

Schedule 5

Definition of Special Purpose Bankruptcy Remote Entity

(I)         A “Special Purpose Bankruptcy Remote Entity” means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter

(i)    was and will be organized solely for the purpose of (A) owning and operating the Property or (B) acting as a general partner of the limited partnership that owns and operates the Property or member of the limited liability company that owns and operates the Property;

(ii)   has not engaged and will not engage in any business unrelated to (A) the ownership or operation of the Property, (B) acting as general partner of the limited partnership that owns and operates the Property or (C) acting as a member of the limited liability company that owns and operates the Property, as applicable;

(iii)   has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable;

(iv)   has not engaged, sought or consented to and will not engage in, seek or consent to any (A) dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or (B) amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable), except for such amendments as do not adversely affect the existence of such entity as a Special Purpose Bankruptcy Remote Entity;

(v)   if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations or Single Member Bankruptcy Remote LLCs;

(vi)  if such entity is a corporation or a Single Member Bankruptcy Remote LLC, has and will have at least two (2) Independent Directors, and has not caused or allowed and will not cause or allow the board of directors or board of managers, as applicable, of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors or board of managers, as applicable, unless all of the directors or managers, as applicable, and all Independent Directors shall have participated in such vote; and the organizational documents of such entity shall provide that no Independent Director may be removed or replaced unless such entity provides Lender with not less than three (3) Business Days’ prior written notice of (A) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (B) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director;

Schedule 5 - 1

(vii)   if such entity is a limited liability company with more than one member, has and will have an operating agreement providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding;

(viii)   has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity’s properties, (C) make any assignment for the benefit of such entity’s creditors or (D) take any action that might cause such entity to become insolvent (provided that neither the foregoing clause (D) nor any other provision of the Loan Documents shall be construed to require that any owner of an interest in such entity or other Person make capital contributions or loans to such entity or otherwise invest in such entity);

(ix)  has remained and will remain solvent and has maintained and will maintain adequate capital in light of its contemplated business operations to the extent there exists sufficient cash flow from the Property to do so based on the capitalization of Borrower as of the date of this Agreement (provided that neither the foregoing clause nor any other provision of the Loan Documents shall be construed to require that any owner of an interest in such entity or other Person make capital contributions or loans to such entity or otherwise invest in such entity, and provided further that the foregoing clause shall not be breached solely by reason of any owner of interests in such entity having a negative capital account);

(x)  has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xi)  has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns; provided, however, that (A) the financial statements of such Person may be included in the consolidated financial statements of another Person in accordance with GAAP, provided that in each case, such financial statements shall reflect that such Person is a separate member of such consolidated group; and (B) provided further that if such entity is a so-called “disregarded entity” under applicable law for tax purposes, and such entity is required or permitted to be included in a consolidated return of another entity, then such entity may be included in the consolidated return of such other entity;

Schedule 5 - 2

(xii)   has maintained and will maintain its books, records, resolutions and agreements as official records;

(xiii)   has not commingled and will not commingle its funds or assets with those of any other Person, except as otherwise expressly permitted under this Agreement or the other Loan Documents and except with respect to funds of such entity that have been deposited into a central account for the sole purpose of paying operating expenses of the Property (Lender hereby agreeing that deposit of funds in such central account is permitted);

(xiv)   has held and will hold its assets in its own name, except as otherwise expressly permitted under this Agreement or the other Loan Documents;

(xv)    has conducted and will conduct its business in its name or under the trade name of the Property,

(xvi)   subject to the proviso in clause (xi) above, has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person;

(xvii)   has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets, except as otherwise expressly permitted under this Agreement or the other Loan Documents;

(xviii)   has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xix)  subject to sub clause (xxviii) below, has maintained and will maintain an arm’s-length relationship with its Affiliates;

(xx)   (A) if such entity owns the Property, now has and will have no indebtedness other than the Loan and Permitted Indebtedness, or (B) if such entity acts as the general partner of a limited partnership which owns the Property, has and will have no indebtedness (in addition to such liability as it has by virtue of its status as general partner) other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred, or (c) if such entity acts as a managing member of a limited liability company which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred;

(xxi)   except, if applicable, by virtue of its status as a general partner, has not (except for any prior loans that have been paid in full) and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

Schedule 5 - 3

(xxii)   has not and will not acquire obligations or securities of its partners, members or shareholders;

(xxiii)   has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks; provided, however, that Manager may use its own stationery, invoices and checks in the course of its duties in managing the Property;

(xxiv)   except in connection with the Loan and any prior loans that have been paid in full, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxv)   has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxvi)   has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxvii)   has not made (except for any prior loans that have been paid in full) and will not make loans to any Person;

(xxviii)   has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(xxix)     except for capital contributions or capital distributions permitted by such entity’s organizational documents and properly reflected on the books and records of such entity and except for the Management Agreement, has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxx)     has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(xxxi)    has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents; and

(xxxii)   to the fullest extent permitted under applicable law, will consider the interests of its creditors in connection with all corporate, partnership or limited liability actions, as applicable.

Schedule 5 - 4

(II)       “Independent Director” means a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company (defined below), (d) who is duly appointed as an Independent Director and is not, will not be while serving as Independent Director (except pursuant to an express provision in Borrower’s operating agreement providing for the appointment of such Independent Director to become a “special member” upon Sole Member ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:

(i)     a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect parent of Borrower;

(ii)     a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower;

(iii)    Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person; or

(iv)    member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director of a "special purpose entity" affiliated with Borrower shall be qualified to serve as an Independent Director of Borrower, provided that the fees that such individual earns from serving as Independent Director of affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director of Borrower if such individual is an independent director or special manager provided by a Nationally Recognized Service Company that provides professional independent directors and special managers and also provides other corporate services in the ordinary course of its business.

(III) “Nationally Recognized Service Company” means any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.

(IV) “Single Member Bankruptcy Remote LLC” means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter (i) complies with the following clauses of the definition of Special Purpose Bankruptcy Remote Entity above: (i)(A), (ii)(A), (iii), (iv), (viii), (ix), (x), (xi) (but only if such entity has more than one member and is not a pass through entity), (xii) through (xxxiii); (ii) has maintained and will maintain its accounts, books and records separate from any other person;

Schedule 5 – 5

(iii)   has and will have an operating agreement which provides that the business and affairs of the Borrower shall be managed by or under the direction of a board of one or more directors designated by the members (or may be managed by one or more of its members), and at all times there shall be at least two (2) duly appointed Independent Directors, and the Borrower will not take any action requiring the unanimous affirmative vote of 100% of its members or its board of directors unless, at the time of such action there are at least two (2) duly appointed Independent Directors, and all of the directors and all Independent Directors shall have participated in such vote; (iv) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) upon the occurrence of any event that causes the members of Borrower to cease to be members of Borrower (other than (x) upon an assignment by the members of all of their limited liability company interests in Borrower and the admission of the transferees, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of the members and the admission of additional members of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), the persons acting as Independent Directors of Borrower shall, without any action of any Person and simultaneously with the members ceasing to be members of Borrower, automatically be admitted as the members of Borrower (each, a “Special Member”) and shall preserve and continue the existence of Borrower without dissolution, (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Director, (C) no Independent Director may be removed or replaced unless the company provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director, and (D) except as expressly permitted pursuant to the terms of this Agreement, no member may resign and no additional member shall be admitted to Borrower; (v) has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) Borrower shall be dissolved, and its affairs shall be would up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”) or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes each member to cease to be a member of Borrower (other than (x) upon an assignment by each such member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of the members and the admission of additional members of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (C) the bankruptcy of any member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (E) to the fullest extent permitted by law, each member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.

Schedule 5 - 6

Lender agrees that the limited liability company agreement of each Borrower approved by Lender as of the date hereof shall be deemed to have met the above requirements.

Schedule 5 - 7

Schedule 6

Calculation of UNOI

Underwritten Net Operating Income will be calculated based on the trailing twelve (12) month revenues and expenses subject to certain adjustments, as follows:

(1)	Commercial revenues at the Property will be underwritten based on the lesser of (a) the trailing twelve (12) months and (b) leases in place per the current rent roll, adjusted for tenants who are not in occupancy, are delinquent in rent payment, or are known to be vacating in the next six (6) months, as evidenced by written notice from such tenants.

(2)	Interest and other non-recurring revenue will be excluded based on Lender’s reasonable discretion. Other non-operating revenue may be included to the extent Lender reasonably determines it is stabilized and recurring.

(3)	Lender will underwrite management fees based on the greater of (a) the actual fully vested fees charged at the Property and (b) three percent (3%).

(4)	Fixed expenses including taxes, insurance and ground rent (if applicable) will be underwritten at their stabilized and recurring levels, provided that, with respect to taxes, such amounts shall be based on the abated PILOT payment rate.

(5)	Amounts required to be contributed to the Capital/FF&E Reserve Subaccount, which shall be four (4%) of gross revenues.

Schedule 6 - 1

Schedule 7

Boards of Directors of Master Condominium Association and
Residential Condominium Association

Master Condominium Association

1.	Marcia Niedringhaus (appointed by Borrower)
2.	Jim Smith (appointed by Borrower)
3.	Kristin Gounis (appointed by Borrower)

Residential Condominium Association

1.	Jim Smith (appointed by Borrower)
2.	Michael Quinn
3.	Jerome Sincoff

Schedule 7 - 1

Schedule 8

Borrower-Owned Condominium Units

Unit 902
Unit 1001
Unit 1002
Unit 1009
Unit 1101
Unit 1102
Unit 1103
Unit 1110
Unit 1201
Unit 1202
Unit 1203
Unit 1209
Unit 1401
Unit 1403
Unit 1703
Unit 1802
Unit 1904
Unit 2001
Unit 2202
Unit 2401
Unit 2501
Penthouse

Schedule 8- 1

Schedule 9

Approved Form Purchase Contract

PURCHASE CONTRACT

"Seller"	The Private Residences, LLC	"Purchaser"	_________________
	212 North Kingshighway Blvd.		_________________
	Suite 1023		_________________
	St. Louis, Missouri 63108		_________________
	(314) 633-1100		(___) _________________
(314) 633-1166 fax

In consideration for the payment by Purchaser of the Earnest Money (in the amount shown below) to St. Louis Title Company, located at 7701 Forsyth Boulevard, Suite 200, St. Louis, Missouri 63105 (“Escrowee”), the receipt of which is acknowledged by Escrowee as evidenced by its signature affixed below, it is agreed as follows:

The above payment is Earnest Money for acquisition by Purchaser from Seller of Unit No._______ (the “Unit”) of The Private Residences at The Chase Park Plaza, a residential condominium located within the Park Plaza Building located at 232 North Kingshighway, St. Louis, Missouri 63108 (the “Condominium”). The Condominium shall be established pursuant to that certain Sub-Declaration of Condominium – The Private Residences At The Chase Park Plaza (“Sub-Declaration”), recorded at Book 08282008 Page 0029, as amended by the following: First Amendment to Declaration of Condominium recorded in Book 10242008 Page 0121; Second Amendment to Declaration of Condominium recorded in Book 12102008 Page 0120; Third Amendment to Declaration of Condominium recorded in Book 01082009 Page 0149; Fourth Amendment to Declaration of Condominium recorded in Book 03122009 page 0270; Fifth Amendment to Declaration of Condominium recorded in Book 03122009 page 0272; Sixth Amendment to Declaration of Condominium recorded in Book 11042009 page 0026; Seventh Amendment to Declaration of Condominium recorded in Book 11252009 page 0112; Eighth Amendment to Declaration of Condominium recorded in Book 11252009 page 0114; Ninth Amendment to Declaration of Condominium recorded in Book 12022009 page 0059; Tenth Amendment to Declaration of Condominium recorded in Book 01132010 page 0008; Eleventh Amendment to Declaration of Condominium recorded in Book 01222010 page 0023; Twelfth Amendment to Declaration of Condominium recorded in Book 01222010 page 0024; and the Thirteenth Amendment to Declaration of Condominium recorded in Book 06232010 Page 0185, all in the records of the Office of the Recorder of Deeds of the City of St. Louis, Missouri (the “Recorder’s Office”). The Condominium is subject to the Uniform Condominium Act of Missouri, Chapter 448, Revised Statutes of Missouri (the “Act”).

The Purchase Price for the Unit is as follows:
Base Purchase Price	$
Adjustments To Base Price as of Contract Date (if any)	None
Total Purchase Price	$

The Total Purchase Price shall be paid as follows:

Purchase Contract Deposit, payable upon Purchaser’s execution	$

Balance of Purchase Price, subject to prorations, adjustments, Change Orders and Upgrades as set forth herein, due at Closing	$

Unit: _________
Purchaser: _________
Seller: _________

All payments shall be by cashier’s check or by wire transfer of current funds. The purchase and sale of the Unit is subject to the attached Sale Conditions. This Purchase Contract, the Sale Conditions, the Exhibits, and any written riders, addenda or amendments hereto shall constitute the entire agreement between the parties (collectively the “Purchase Contract”). Neither party shall be bound by any terms, conditions, statements or representations not contained in the Purchase Contract. Each party hereby acknowledges that in executing this Purchase Contract it has not been induced, persuaded or motivated by any promise or representation made by the other party unless expressly set forth herein. All previous negotiations, statements and preliminary agreements by the parties or their representatives are merged in this Purchase Contract.

Seller:

The Private Residences, LLC

By:	Kingsdell L.P.

By: IFC, Inc., Its Managing General Partner

By:
Name: Marcia Niedringhaus
Title: Vice President
Date:

Purchaser:

By:
Print Name:

Date:

RECEIVED $________________________as and for the Purchase Contract Deposit in the form of cash or check as Earnest Money in escrow on account of above sale on ___________, 2011. The parties recognize and acknowledge that St. Louis Title, LLC is executing this Purchase Contract solely for the purpose of acknowledging receipt of the foregoing deposits and not as a party hereto. The signature (or lack thereof) of St. Louis Title, LLC to this Purchase Contract shall not affect the validity or binding nature of this Purchase Contract as between Seller and Purchaser.

ST. LOUIS TITLE, LLC, AGENT FOR
_______________ TITLE INSURANCE COMPANY

By:
Title:

Unit: _________
Purchaser: _________
Seller: _________

SALE CONDITIONS

SECTION 1.

EARNEST MONEY DEPOSITS

The Purchase Contract Deposit ( “Earnest Money”) shall, unless otherwise specified herein, be deposited with and held by the Escrow Agent in accordance with the terms of this Purchase Contract. Except as may be otherwise expressly provided herein, the Earnest Money shall represent a non-refundable deposit and shall be applied toward and be a part of the Total Purchase Price to be paid by Purchaser at the Closing (as defined in Section 3.1 below). Upon full execution of this Purchase Contract, the Purchaser may direct that the Earnest Money be deposited in an interest-bearing account upon receipt. All interest accrued on the Earnest Money shall be payable to Purchaser unless Seller is entitled to retain the Earnest Money pursuant to this Purchase Contract, in which case Seller shall be entitled to retain such interest.

SECTION 2.

CONSTRUCTION AND SELECTIONS

2.1         Selections of Colors, Finishes and Materials; As Is Purchase. Purchaser acknowledges and agrees that the Unit is a completed spec unit, is being sold in its as-is condition, and no further changes or modifications shall be made to the Unit.

2.2         Common Elements. The Total Purchase Price includes, and Seller shall construct, without additional cost to Purchaser, the common elements within the Condominium (the “Common Elements”) and limited common elements appurtenant to the Unit, if any, including, without limitation: common hallways and corridors, elevators, mechanical systems and related vents, piping and ductwork.

SECTION 3.

COMPLETION AND CLOSING

3.1         Closing. Closing shall take place at a mutually agreeable time on or before _____________, 2011 at the offices of St. Louis Title, LLC in Clayton, Missouri. “Closing” shall mean the time at which title to the Unit shall be transferred to Purchaser and Purchaser shall make the Final Payment. Purchaser shall be entitled to possession of the Unit at Closing. Upon Closing, Purchaser shall pay the balance of the Total Purchase Price, subject to any Closing Adjustments provided hereunder, and all closing charges, including, but not limited to, those for title insurance, an amount equal to the condominium fee for the month in which Closing occurs (on a prorated basis) plus an amount equal to two months condominium fees as and for a start up fee for the Condominium Association, recording fees and insurance. Time is of the essence with respect to this Purchase Contract. Closing shall take place at the office of the Escrow Agent.

Unit: _________
Purchaser: _________
Seller: _________

3.2         Delivery of Marketable Title. General taxes based on the latest available assessment and rate, condominium assessments, and all utility charges shall be prorated as of the date of Closing. At Closing, Seller shall furnish a special warranty deed to Purchaser (subject to instruments, documents, easements, covenants, conditions, restrictions and right-of-way of record, and general taxes for the then-current year and thereafter, and special taxes or assessments becoming a lien after execution of this Purchase Contract). Title to the Unit shall be marketable, subject to the matters set forth in the previous sentence and title exceptions pertaining to liens of a definite or ascertainable amount which may be removed by the payment of money at Closing (in which case, Seller shall cure such deficiency at that time by (a) using the funds to be paid upon the delivery of the special warranty deed or (b) obtaining endorsements to the policy of title insurance, if any (which policy shall be obtained and paid for by Purchaser but the cost of any special endorsement required to insure over the preceding matters shall be paid by Seller), insuring Purchaser against same).

SECTION 4.

DEFAULT AND REMEDIES

If Purchaser shall fail to fulfill any of its obligations hereunder (including the obligation to make any payments when due) or if the sale is not closed by the date fixed for Closing as set forth in Section 3.1 above(due to the failure of performance by Purchaser), and such failure is not cured within twenty (20) days after written notice to Purchaser, Seller shall be entitled, at its option, to: (a) pursue any remedy available at law or in equity; or (b) specifically enforce this Purchase Contract; or (c) to recover the greater of (i) the actual amount of damages incurred by Seller, or (ii) as stipulated and liquidated damages, all Earnest Money and interest accrued thereon, and Seller shall be entitled to apply the Earnest Money to payment of such damages. In all events, Seller shall be entitled to retain all Earnest Money plus all accrued interest thereon until such time as Seller is able to ascertain the extent of its actual damages due to Purchaser’s default. If the sale is not closed by the date fixed therefor due to the failure of performance by Seller, and such failure is not cured within twenty (20) business days after written notice to Seller, Purchaser’s sole remedy shall be termination of this Purchase Contract and return of the Earnest Money.

SECTION 5.

LIMITED WARRANTIES

5.1         General. Seller warrants that as of the date of this Purchase Contract the Unit and the Common Elements in the Condominium are suitable for the ordinary uses of real estate of its type and any improvements made or contracted for by Seller and have been constructed in accordance with applicable law. Seller, at its sole cost and expense, shall provide Purchaser with a home warranty plan provided by BPG in the form attached hereto as Exhibit C, which shall be the only warranty provided to Purchaser.

5.2         Limited Scope. THE WARRANTY DESCRIBED IN SECTION 5.1 ABOVE SHALL BE IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER OBLIGATION ON THE PART OF SELLER. ALL OTHER WARRANTIES WITH RESPECT TO THE UNIT SOLD HEREUNDER ARE HEREBY DISCLAIMED, TO THE EXTENT PERMITTED BY LAW, WHETHER IMPLIED OR ARISING BY OPERATION OF LAW, COURSE OF DEALING, CUSTOM AND PRACTICE, OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, HABITABILITY, MERCHANTABILITY, AND FITNESS FOR PURPOSE. ANY OTHER PRESENTATIONS, STATEMENTS OR PROMISES MADE BY ANY PERSON ARE UNAUTHORIZED AND ARE NOT BINDING UPON SELLER. THE WARRANTY DESCRIBED HEREIN DOES NOT APPLY TO ANY MANUFACTURED ITEM SUCH AS APPLIANCES, FIXTURES, EQUIPMENT, OR ANY OTHER ITEM WHICH IS COVERED BY A MANUFACTURER’S WARRANTY (originals of which will be delivered to Purchaser on or before Closing to the extent they are in Seller’s possession). PURCHASER ACKNOWLEDGES THAT PURCHASER HAS READ AND UNDERSTOOD THIS PROVISION, AND THAT PURCHASER UNDERSTANDS AND AGREES THAT, BY ENTERING INTO THIS PURCHASE CONTRACT AND ACCEPTING THE BENEFITS OF ANY EXPRESS WARRANTIES INCORPORATED HEREIN, PURCHASER HAS KNOWINGLY RELINQUISHED ANY AND ALL OTHER WARRANTIES OF ANY KIND OR NATURE.

Unit: _________
Purchaser: _________
Seller: _________

5.3         Purchaser’s Remedy; No Consequential or Punitive Damages. THE PARTIES AGREE THAT PURCHASER’S SOLE AND EXCLUSIVE REMEDY AGAINST SELLER SHALL BE FOR THE REPAIR OR REPLACEMENT OF DEFECTIVE PARTS OR MATERIALS AS PROVIDED HEREIN. PURCHASER AGREES THAT NO OTHER REMEDY (INCLUDING BUT NOT LIMITED TO INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR PUNITIVE DAMAGES) SHALL BE AVAILABLE TO PURCHASER.

SECTION 6.

RIGHTS TO CANCEL

6.1         Limited Right of Revocation. Within ten (10) days after Purchaser’s receipt of the statutorily required Original Sales Certificate (the “Certificate”) or within five (5) days after execution of this Purchase Contract, whichever is longer (but, in any event, before conveyance of the Unit to Purchaser), Purchaser may cancel this Purchase Contract; provided, however, that if Purchaser received the Certificate more than ten (10) days prior to entering into this Purchase Contract, Purchaser shall not have any such right to cancel this Purchase Contract. In the event that Purchaser elects to revoke or cancel this Purchase Contract in accordance with the foregoing requirements, Purchaser must deliver to Seller a written notice of cancellation by certified or registered U.S. Mail, return receipt requested, with a copy to the Escrow Agent, at the addresses set forth for such parties above. If Purchaser fails to so deliver notice of revocation or cancellation within the applicable time periods set forth above, Purchaser will be deemed to have waived Purchaser’s right to terminate the Purchase Contract pursuant to these provisions.

6.2         Return of Earnest Money. In the event that Purchaser elects to cancel and revoke the Purchase Contract in accordance with the procedures set forth in Section 6.1, Seller will authorize the Escrow Agent to release the Earnest Money, plus interest earned on it, if any, to Purchaser pursuant to the Act

SECTION 7.

AGENCY DISCLOSURE

Purchaser and Seller acknowledge that the Relationship Disclosure Addendum to Purchase Agreement attached hereto as Exhibit B is hereby incorporated into this Purchase Contract and shall be executed by the parties hereto simultaneous with this Purchase Contract.

Unit: _________
Purchaser: _________
Seller: _________

SECTION 8.

MISCELLANEOUS

8.1         Right to Insurance Proceeds; Casualty. If, after this Purchase Contract is executed but prior to the Closing, the Unit is destroyed or damaged by fire, windstorm or other casualty, Seller shall be entitled to all insurance proceeds paid in connection with the casualty. In such event Seller shall, at its option, (a) repair and restore the Unit, in which case the Closing shall be extended for a reasonable period to accomplish the necessary repairs or restoration, not to exceed 120 days, or (b) Seller may terminate this Purchase Contract by written notice to Purchaser, in which event the Earnest Money shall be refunded to Purchaser. No title shall pass to Purchaser prior to Closing.

8.2         Right to Utility Refunds. Seller reserves the right to all utility refunds (including, but not limited to, gas, water and electric utilities) arising out of or relating to the development and construction of the Condominium. At Closing, if requested by Seller, Purchaser shall execute an appropriate assignment to Seller, on Seller’s forms, of all such refund rights, and said refund rights shall also be deemed reserved to Seller, whether or not so assigned and whether or not reserved in the deed of conveyance which conveys the Unit to Purchaser.

8.3         Assignment. This Purchase Contract may not be assigned by Purchaser without the prior written consent of Seller, which consent may be withheld in Seller’s discretion. Notwithstanding anything to the contrary contained herein, Purchaser may assign its rights under this Purchase Contract to a partnership, corporation or other legal entity in which Purchaser holds a controlling interest without the prior written consent of Seller, provided however, Purchaser shall give Seller written notice of any such assignment within then (10) days of the effective date of the assignment. Purchaser expressly agrees that any permitted assignment of this Purchase Contract by Purchaser shall not release Purchaser from Purchaser’s obligations under this Purchase Contract and Purchaser shall remain liable hereunder. This Purchase Contract shall bind the heirs, legal representatives, successors and assigns of the parties hereto.

8.4         Notice and Delivery. Except as otherwise set forth herein, all notices, demands, requests or other communications required or which may be given under this Purchase Contract shall be in writing, and delivered either personally, or by certified or registered mail, or by nationally recognized overnight courier such as Federal Express, Airborne Express, etc., to the addresses indicated for each party, or to such other address as designated by a party by similar notice to the other party. Notice to any one Purchaser, if more than one, shall constitute notice to all. Date of notice shall be the date of delivery in the case of hand-delivered notice or the date of posting in the mail in the case of mail notice, or the next business day in the case of overnight courier.

8.5         Purchase Contract Subject to Certificate. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that this Purchase Contract is subject to the provisions of the Certificate for the Unit, delivered to Purchaser in connection with this Purchase Contract.

Unit: _________
Purchaser: _________
Seller: _________

8.6         Determination of Time Periods.   Whenever it is provided in this Purchase Contract that days shall be counted, the first day to be counted shall be the day following the date on which the event causing the period to commence occurs. If the date for performance of any act hereunder falls on a Saturday, Sunday or legal holiday, then time for performance thereof shall be deemed extended to the next successive business day.

8.7         Survival of Purchase Contract Sections.   The provisions of Sections 3.1, 5.1 through 5.3, 8.2, 8.9 and 8.10 shall survive the Closing.

8.8         Time of the Essence.   Time is of the essence in the performance of all of the terms and conditions of this Purchase Contract.

8.9         Exercise of Purchaser’s Rights.   The following notice is given pursuant to sections 436.350 to 436.365 of the Revised Statutes of Missouri:

SECTIONS 436.350 TO 436.365 OF MISSOURI REVISED STATUTES PROVIDES YOU WITH CERTAIN RIGHTS IF YOU HAVE A DISPUTE WITH A CONTRACTOR REGARDING CONSTRUCTION DEFECTS. EXCEPT FOR CLAIMS FILED IN SMALL CLAIMS COURT, IF YOU HAVE A DISPUTE WITH A CONTRACTOR, YOU MUST DELIVER TO THE CONTRACTOR A WRITTEN CLAIM OF ANY CONSTRUCTION CONDITIONS YOU ALLEGE ARE DEFECTIVE AND PROVIDE YOUR CONTRACTOR THE OPPORTUNITY TO MAKE AN OFFER TO REPAIR OR PAY FOR THE DEFECTS. YOU ARE NOT OBLIGATED TO ACCEPT ANY OFFER MADE BY THE CONTRACTOR. READ THIS NOTICE CAREFULLY. THERE ARE STRICT DEADLINES AND PROCEDURES UNDER SECTIONS 436.350 TO 436.365 WHICH MUST BE OBEYED IN ORDER TO PRESERVE YOUR ABILITY TO FILE A LAWSUIT. OTHER THAN REPAIRS TO WORK DONE BY THE CONTRACTOR THAT ARE NECESSARY TO PROTECT THE LIFE, HEALTH, OR SAFETY OF PERSONS LIVING IN A RESIDENCE, OR TO AVOID ADDITIONAL SIGNIFICANT AND MATERIAL DAMAGE TO THE RESIDENCE PURSUANT TO SECTION 431.306.10, YOU MAY NOT INCLUDE IN CLAIMS AGAINST YOUR CONTRACTOR THE COSTS OF OTHER REPAIRS YOU PERFORM BEFORE YOU ARE ENTITLED TO FILE A LAWSUIT UNDER SECTIONS 436.350 TO 436.365.

8.10         Description of Certain Rights Under Missouri Law. The following provides general time frame guidelines to comply with Sections 436.350 to 436.365 of the Revised Statutes of Missouri. More detailed time frames and procedures are provided in Sections 436.350 to 436.365 of the Revised Statutes of Missouri. The following time frames may change pursuant to changes in Missouri law.

(a)         In every action against a contractor arising from the construction of a residence, a claimant must serve the contractor with a written notice of the claim. The contractor shall serve a written response on the claimant within fourteen (14) days after service of this notice of claim and if the contractor has not received from the claimant an acceptance or rejection of the contractor’s proposal or offer within thirty (30) days after the claimant’s receipt of the contractor’s response, the contractor may terminate its proposal or offer.

(b)        If the claimant elects to allow the contractor to inspect in accordance with the contractor’s proposal, within fourteen (14) days after the date the claimant’s election is communicated to the contractor, the claimant and contractor shall agree on a time and date for the inspection. Within fourteen (14) days following completion of the inspection, the contractor shall serve a report. If the claimant rejects an offer made by the contractor after its inspection, the claimant shall serve written notice of the claimant’s rejection. If the contractor has not received from the claimant within thirty (30) days after the claimant’s receipt of the contractor’s response either an acceptance or rejection of the contractor’s offer, the contractor may at any time thereafter terminate the offer.

Unit: _________
Purchaser: _________
Seller: _________

(c)         At any time, either a claimant or contractor may offer to resolve a claim against a contractor through mediation. If the parties agree upon a mediator, then the mediation shall take place within a reasonable time period, but in no event later than forty-five (45) days after service of a request for mediation by a claimant upon a contractor or a request by a contractor upon a claimant. A contractor who receives a request for mediation from a claimant shall serve a response in writing within fourteen (14) days. A claimant who receives a request for mediation from a contractor shall serve a response in writing within fourteen (14) days.

Attachments (check only if the Exhibit or Rider is to apply to the Purchase Contract)

☒	Exhibit A – Parking Spaces and Storage Unit Diagrams
☒	Exhibit B - Relationship Disclosure Addendum to Purchase Agreement
☒	Exhibit C – Form of Warranty
☒	Acknowledgement of Property Taxes Rider
☒	Acknowledgement of Existing Conditions Rider

Unit: _________
Purchaser: _________
Seller: _________

EXHIBIT A

Your assigned parking places are Park Plaza Garage _____ and York Garage _____

(see attached diagram)

Your assigned storage space is: Storage Space Sub-basement Unit No _____. (see attached diagram)

(See Attached Page(s))

Schedule 9 - 1

EXHIBIT B

Relationship Disclosure Addendum to Purchase Agreement

This document has legal consequences.	©ST. LOUIS ASSOCIATION OF RELATORS®
If you do not understand it, consult your attorney.	Approved by Counsel for the
Form # 2162 02/2005	St. Louis Association of Realtors to be used exclusive by Realtors®

RELATIONSHIP DISCLOSURE

ADDENDUM TO PURCHASE AGREEMENT

CONTRACT DATE

SELLER:

BUYER:

PROPERTY:

Buyer and Seller confirm that disclosure of the licensee’s relationship was made no later than the first showing of the property, upon first contact, or immediately upon the occurrence of a change to the relationship.

Licensee assisting Seller is a:

☐	Seller’s Agent: Licensee is acting on behalf of the Seller.
☐	Buyer’s Agent: Licensee is acting on behalf of the Buyer.
☐	Dual Agent: License is acting on behalf of both Seller and Buyer.
☐	Designated Agent: Licensee has been designated to act on behalf of the Seller.
☐	Transaction Broker Assisting Seller: Licensee is not acting on behalf of either Seller or Buyer.

Licensee assisting Buyer is a:

☐	Buyer’s Agent: Licensee is acting on behalf of the Buyer.
☐	Dual Agent: License is acting on behalf of both Buyer and Seller.
☐	Designated Agent: Licensee has been designated to act on behalf of the Buyer.
☐	Transaction Broker Assisting Buyer: Licensee is not acting on behalf of either Buyer or Seller.
☐	Seller’s Agent: Licensee is acting on behalf of the Seller.
☐	Subagent of Seller: Licensee is acting on behalf of Seller.

Commission will be paid by Seller.

Buyer and Seller acknowledge that they have received and read the Missouri Real Estate Commission Broker Disclosure form and when appropriate, a copy of Duties and Obligations of Limited or Dual Agency or Transaction Brokerage as adopted from Chapter 339 RSMO.

By signing below, the licensees confirm making disclosure of the brokerage relationship to the appropriate parties.

SALESPERSON (Signature)	DATE	SALESPERSON (Signature)	DATE

BUYER	DATE	SELLER	DATE

BUYER	DATE	SELLER	DATE

EXHIBIT C

FORM OF HOME WARRANTY TO BE PROVIDED AT CLOSING

Unit: _________
Purchaser: _________
Seller: _________

ACKNOWLEDGEMENT OF PROPERTY TAXES RIDER

According to the Assessor’s Office for the City of St. Louis, Floors 3-27 of the Park Plaza Tower incurred approximately $207,275.00 in taxes in the year 2006. This amount included floors 3-8 which will not become a part of the Sub-Declaration.

When the Sub-Declaration is recorded, the property tax bill will be divided among the units created pursuant to the Condominium as well as among floors 3 – 8 which shall not be subject to the Sub-Declaration, with the resulting per unit tax bills being charged directly to the unit owner or included as part of the assessments that each unit owner will be obligated to pay pursuant to the Condominium. Adjustments will be made at Closing to ensure that Purchaser is credited, pro rata, for any portion of a calendar year prior to the date of Closing.

The City Assessor uses a number of factors, including but not limited to increased value created by comparable sales and physical improvements to the units to determine appropriate re-assessment of real property at the time of sale.

Seller makes no representations as to any future property tax assessments, taxes, tax matters, appraisals, special assessments, or future dues, fees or other payments due pursuant to the Condominium.

NOTE: The Private Residences at the Chase Park Plaza will qualify, beginning in calendar year 2007, for ten (10) years of tax abatement, which will expire on December 31, 2016. Based on the best available information as of the date of this Purchase Contract, Seller estimates that the approximate real estate taxes for the Unit in 2011 will be $____________ taking into account the application of available tax abatement.

NOTWITHSTANDING THE FOREGOING, THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THE SELLER MAKES NO REPRESENTATIONS REGARDING FUTURE PROPERTY TAXES AND/OR ASSESSMENTS.

Purchaser:

By: _______________________________	Date: _________________
Print Name: ________________________

Unit: _________
Purchaser: _________
Seller: _________

ACKNOWLEDGEMENT OF EXISITNG CONDITIONS RIDER

Purchaser hereby acknowledges that certain conditions with respect to the building will not be warranted:

1.	Window systems in The Private Residences at the Chase Park Plaza are being delivered in “as-is” condition. The owner is not replacing window systems.
2.	New flooring (carpet, hardwood, stone and tile) has been placed over an existing sub-floor system. Owner has floated all flooring systems which should alleviate most minor dips or bows from the subsurface mirroring itself in the new flooring condition or a bounce effect (relative to engineered hardwood systems). Workmanship and manufacturer’s warranties remain valid with respect to new flooring installation, but remain subject to existing sub-floor conditions.
3.	Outdoor terraces (where applicable) have received new membranes underneath existing deck pavers. Deck pavers may be re-used in the exclusive judgment of the owner. Parapet walls have been tuckpointed and cleaned as necessary in owner’s judgment.
4.	Parking garages (exterior York Garage and interior Park Plaza Garage) were renovated in 2009, including waterproofing, re-application of membranes, repainting, restriping, new lighting, and new access gates and the addition of an elevator to service the interior Park Plaza Garage. The garages are made available to Purchaser in their as – is condition pursuant to the terms and conditions of a parking license agreement to be executed at Closing.
5.	The exterior of the Park Plaza tower will remain in its as-is condition.

Unit: _________
Purchaser: _________
Seller: _________

LIMITATION OF TIME TO BRING WARRANTY CLAIMS

THE MISSOURI UNIFORM CONDOMINIUM ACT (THE “ACT”) PROVIDES A SIX (6) YEAR STATUTE OF LIMITATIONS FOR THE FILING OF ANY ACTION RESULTING FROM THE BREACH OF ANY WARRANTY REFERENCED IN THE PURCHASE AGREEMENT, DATED _______________, 2011, BY AND BETWEEN SELLER AND PURCHASER, OR PRESCRIBED IN THE ACT. PURCHASER AND SELLER MUTUALLY AGREE, HOWEVER, TO LIMIT THE PERIOD OF THE STATUTE OF LIMITATIONS FROM SIX (6) YEARS TO TWO (2) YEARS AS PERMITTED BY SECTION 448.4-116 OF THE ACT.

Seller:		Purchaser:

The Private Residences, LLC
By: ________________________________
By:	Kingsdell L.P.	Print Name: ________________________________
By: IFC, Inc.,
	Its Managing General Partner	Date:___________________________

By:_____________________________
Name: Marcia Niedringhaus
Title: Vice-President
Date:___________________________

Unit: _________
Purchaser: _________
Seller: _________

Schedule 10

Minimum Residential Unit Release Prices

Unit	Minimum Release Price
Unit 902	$336,750
Unit 1001	$426,750
Unit 1002	$351,750
Unit 1009	$494,250
Unit 1101	$426,750
Unit 1102	$351,750
Unit 1103	$479,250
Unit 1110	$351,750
Unit 1201	$426,750
Unit 1202	$351,750
Unit 1203	$479,250
Unit 1209	$494,250
Unit 1401	$426,750
Unit 1403	$479,250
Unit 1703	$524,250
Unit 1802	$674,250
Unit 1904	$1,496,250
Unit 2001	$411,750
Unit 2202	$674,250
Unit 2401	$1,199,250
Unit 2501	$1,274,250
Penthouse	$2,200,000

Schedule 10 - 1

Chase Park Plaza
Operating Lease and Maintenance Contracts
For Year - 2011

Provider	Type of services	Commencement Date	Expiration Date	Monthly amount	Quarterly amount	Annual commitment		GL Account #	Cancelation /Termination	Page on agreement of termination clause	Comments
IT Maintenance Contracts:											
Datavision Technologies	Daily Revenue Report Maintenance	1-Jan-07	Ongoing			7,500.00		63200-620	90 Days Written Notice to Licenser	7	License Agreement, Annual Maintenance. Looking to upgrade this software in 2008 to Web based product.
DCRS	Micros POS Maint. Hardware Micros POS Maint. Software	29-Jan-07 29-Jan-07	Ongoing Ongoing			7,975.00 4,295.00		63100-620 63200-620	30 Days Written notice from either party	5	Annual Maintenance - Food and Beverage Hardware and Software
Newmarket International	Delphi Sales/Catering Software	15-May-07	Ongoing			14,229.65		63200-620	30 Days Written Notice prior to expiration of renewal support period	2	Annual Software Maintenance
Par Springer Miller	Front Office System Maintenance	1-Oct-06	Ongoing			14,265.00		63200-620	90 Days Written Notice	Section 15.2 Page 12	Annual Support Maintenance
Intuit Real Estate Solutions	MRI Maintenance	1-Aug-06	Ongoing			2,266.69		63200-620	Annual Renewal - Leasing Software		Software Maintenance for Residential and Commercial Software Package. Currently negotiating rates for Commercial Module
GFI USA	Mail Security - Maintenance Mail Essentials - Maintenance FaxMaker - Maintenance	1-Jan-07	Ongoing			2,224.00		63200-620			Annual Renewal - E-Mail Software
Sophos	Anti Virus Software - 125 Licenses	8-Oct-05	Ongoing			2,025.00		63200-620	Termination of End-User License Agreement at any time. Must supply written certification that software and any copies have been destroyed within 30 days.	4	3.5 Year License Agreement - Anti Virus Software.
Xeta Technologies	Maintenance Agreement - Call Accounting System	1-Jul-06	Ongoing			2,000.00		63200-620	N/A		
Telecom Consulting Group	Telecommunications Management Services	1-Dec-06	Ongoing	250.00				65105-400	No Cancellation Clause		
Maintenance Contracts - Other											
Max Fitness Service, Inc.	Maintenance - Health Club Fitness Equipment	20-Feb-08	Ongoing			2,000.00	Maintenance Contracts	63210-530	No Termination Clause. Contact is annual		
Operating Agreements:											
Lodgenet Entertainment	In Room Movie System	17-Jul-08	16-Jul-15				Commission Based	37502-596 62915-595	7 year contract, automatically renews for 2 year term unless 90 day written notice is received prior to termination date.	3	Commissionable pay per view contract with sliding scale for commissions (6.5 - 25%). Also includes On Demand Music, TV on Demand. Savings of approximately $35,300 with new contract for installation of cards in TV's.
Lodgenet Entertainment	Free to Guest TV	17-Jul-08	16-Jul-15	5,497.65			Cable TV	62605 Rooms - 79.6 % Leasing - Corp Apts - 13.1% Fitness Ctr - 7.3%	7 year contract, automatically renews for 1 year term unless 90 day written notice is received prior to termination date.	1	Current contract based on 383 Rooms
Ibahn	Internet Access System	23-Jun-05	23-Jun-11					37504-596 60300-595	Automatic renewal for one year term unless 90 days written notice prior to date of termination.	1	Guest Internet Access, 50% Revenue Share Contract
Preferred Hotels	Hotel Membership Agreement Reservation Services	1-Sep-06	Ongoing			37,650.00		64100-700	Auto Renewal for Additional 3 Years, Six Month Notice for Termination	Section 9.1 Page 10	Membership Agreement and Reservation System
Historic Hotels	Hotel Membership Agreement	1-Oct-08	Ongoing			8,635.75		64100-700	August 15, 2007	2	
Muzak - Gateway River > Music Maintenance Agreements	Sound Equipment Maintenance Café Eau - Sound System Bistro Eau - Sound System Park Plaza - Music (LE Satellite Rec) Tenderloin Room - Equip Lease Marquee Café - Sound System Lease Hotel - Music and Voice on Hold Starlight - Music Salon and Spa - Music	1-Jul-09	30-Jun-14	 215.00 215.00 65.00 260.00 95.00 125.00 65.00 130.00					60 Month Contract, no automatic renewal. Includes addendum to paragraph 9, that 30 Days after notice of increase in fees or services contract can be cancelled effective in 90 Days.	3	Voice and Music services for and Lobby. Music and Video services and maintenance for outlets
Midwest Culinary Management	Catering Sales - John Behren	6-Sep-02	On-Going	No Termination date stated in contract				65110-250	Cancellation by either party with 30 day written notice	2	10% Commission for all Sales of Banquet Food, Beverage and Non Conference Center A/V. $1.00 per occupied guest room related to individuals bookings.

Schedule 11 - 2

Chase Park Plaza
Operating Lease and Maintenance Contracts
For Year - 2011

Provider	Type of services	Commencement Date	Expiration Date	Monthly amount	Quarterly amount	Annual commitment	GL Account #	Cancelation /Termination	Page on agreement of termination clause	Comments
Security Armored Car Service	Bank Deposit Shipments	1-Nov-04	Ongoing	231.00			65830-600	Currently no valid contract on file,30 Days Written Notice	Page 1 Paragraph 6	
Clean Uniform	Uniforms	5-May-11	4-May-14	Varies			62330-200 62330-600	Contract renewed for 36 months effective May 2011, automatic renewal for additional 3 year term. Cancellation requires 90 to 120 day notice before expiration.	Page 1 Paragraph 1	Pricing was negotiated with a 10% reduction in uniform cleaning, budget protection on uniforms issued, environmental charges and employee lockers.
The Knowland Group	Sales Lead Generation/Reader Board Service, Knowland Insight - Database of group events - $700.00??	1-Apr-11	31-Mar-12	825.00			66810-700	Contract renews automatically for one year. 30 Days written notice	Page 5 Paragraph 11	Service includes a clause for 10% commission to be paid for room nights consumed for Business Development through Knowland.

 Schedule 11 - 3

Schedule 12

Operating Lease Rent Schedule

YEAR	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	TOTAL

2011												275,000	275,000

2012	150,000	250,000	250,000	475,000	550,000	725,000	750,000	600,000	525,000	950,000	900,000	475,000	6,600,000

2013	150,000	250,000	250,000	475,000	550,000	725,000	750,000	600,000	525,000	950,000	900,000	475,000	6,600,000

Schedule 12 - 1

Schedule 13

Form of Notice to Tenants

[OPERATING TENANT LETTERHEAD]

Certified Mail

Return Receipt Requested

[Name and Address of Tenant]

Re:	Lease of Space at 212-232 North Kingshighway Boulevard, St. Louis, Missouri 63108 (the “Building”)

Ladies and Gentlemen:

The undersigned is the landlord under your lease of space in the Building (your “Lease”).

By this letter, you are hereby directed (1) to make all checks, in payment of rent and other sums due to the Landlord under your Lease, payable to the order of “PFP Holding Company II, LLC, as beneficiary of Chase Park Plaza Hotel, LLC and The Private Residences, LLC, Account No. [__________]”, and (2) to deliver such checks or otherwise make such payments to the following address:

[Name and Address of Clearing Bank]

The foregoing direction is irrevocable, except with the written consent of our mortgagee, PFP Holding Company II, LLC (or its successors or assigns), notwithstanding any future contrary request or direction from the undersigned or any other person (other than our mortgagee (or its successors or assigns, including, without limitation, PFP II Sub I, LLC)). Thank you for your cooperation. Pursuant to the Lease, our mortgagee’s address for notices is c/o Prime Finance Partners, 233 North Michigan Avenue, Suite 2318, Chicago, Illinois 60601.

Very truly yours,

 Schedule 13 - 1